FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-255934-10

Dated January 18, 2024	BMO 2024-5C3

Structural and Collateral Term Sheet

BMO 2024-5C3 Mortgage Trust
$902,240,000 (Approximate Mortgage Pool Balance)

$[ ] (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2024-5C3

Bank of Montreal

Citi Real Estate Funding Inc.

Societe Generale Financial Corporation

Starwood Mortgage Capital LLC

German American Capital Corporation

Goldman Sachs Mortgage Company

UBS AG

Greystone Commercial Mortgage Capital LLC

Zions Bancorporation, N.A.

LMF Commercial, LLC

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Société Générale	Deutsche Bank Securities	Goldman Sachs & Co. LLC	UBS Securities LLC	Citigroup
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Bancroft Capital, LLC Co-Manager		Drexel Hamilton Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated January 18, 2024	BMO 2024-5C3

This material is for your information, and none of BMO Capital Markets Corp.,Citigroup Global Markets Inc., SG Americas Securities, LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-255934) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-866-864-7760. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2024-5C3 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Dated January 18, 2024	BMO 2024-5C3

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BMO 2024-5C3
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
CREFI	7	20	$260,500,000	28.9%	$264,250,000	29.3%
SGFC	3	3	$105,600,000	11.7%	$145,600,000	16.1%
BMO	5	7	$78,950,000	8.8%	$140,410,000	15.6%
SMC	5	5	$71,950,000	8.0%	$102,200,000	11.3%
GACC	2	3	$47,750,000	5.3%	$86,500,000	9.6%
GSMC	-	-	-	-	$50,250,000	5.6%
UBS AG	3	5	$42,080,000	4.7%	$42,080,000	4.7%
GCMC	2	2	$31,850,000	3.5%	$31,850,000	3.5%
ZBNA	2	2	$21,600,000	2.4%	$21,600,000	2.4%
LMF	3	3	$17,500,000	1.9%	$17,500,000	1.9%
GACC, BMO, GSMC	1	1	$73,960,000	8.2%	-	-
SGFC, GACC	1	1	$50,000,000	5.5%	-	-
SMC, GSMC	1	1	$60,500,000	6.7%	-	-
GSMC, GACC	1	1	$25,000,000	2.8%	-	-
BMO, CREFI, GACC	1	1	$15,000,000	1.7%	-	-
Total:	37	55	$902,240,000	100.0%	$902,240,000	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$902,240,000
Number of Mortgage Loans:	37
Number of Mortgaged Properties:	55
Average Cut-off Date Balance per Mortgage Loan:	$24,384,865
Weighted Average Current Mortgage Rate:	6.88006%
10 Largest Mortgage Loans as % of IPB:	54.1%
Weighted Average Remaining Term to Maturity:	59 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR:	1.92x
Weighted Average UW NOI Debt Yield:	13.9%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”):	51.5%
Weighted Average Maturity Date/ARD LTV:	51.4%

Other Statistics
% of Mortgage Loans with Additional Debt:	6.3%
% of Mortgage Loans with Single Tenants(1):	10.5%
% of Mortgage Loans secured by Multiple Properties:	20.1%

Amortization
Weighted Average Original Amortization Term:	360 months
Weighted Average Remaining Amortization Term:	360 months
% of Mortgage Loans with Interest-Only:	99.5%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	0.5%

Lockboxes(6)
% of Mortgage Loans with Hard Lockboxes:	58.7%
% of Mortgage Loans with Springing Lockboxes:	20.8%
% of Mortgage Loans with Soft Lockboxes:	13.3%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockboxes:	7.2%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	77.4%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	37.0%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	65.2%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(2):	22.2%

(See footnotes on following page)

(1)	Excludes mortgage loans that are secured by multiple properties with multiple tenants but includes one mortgage loan that is secured by multiple properties and partially secured by single tenant.
(2)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, industrial, retail, multifamily (with commercial tenants) and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BMO 2024-5C3
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV
1	Tysons Corner Center	McLean, VA	GACC, BMO, GSMC	1	$73,960,000	8.2%	1,793,638	Retail	2.00x	13.7%	39.4%	39.4%
2	Elmwood Shopping Center	Elmwood, LA	CREFI	1	$70,000,000	7.8%	804,807	Retail	2.46x	16.7%	40.8%	40.8%
3	Margaritaville Lake of the Ozarks	Osage Beach, MO	SMC, GSMC	1	$60,500,000	6.7%	520	Hospitality	1.94x	17.1%	56.0%	56.0%
4	Galleria at Tyler	Riverside, CA	SGFC, GACC	1	$50,000,000	5.5%	565,913	Retail	1.96x	16.7%	50.0%	50.0%
5	33 West State Street and 50 East State Street	Trenton, NJ	CREFI	2	$50,000,000	5.5%	473,622	Office	1.50x	11.3%	65.1%	65.1%
6	Piazza Alta	Philadelphia, PA	SGFC	1	$45,000,000	5.0%	695	Multifamily	2.46x	11.8%	39.5%	39.5%
7	ExchangeRight Net Leased Portfolio #66	Various, Various	CREFI	11	$43,250,000	4.8%	507,017	Various	2.07x	13.1%	45.4%	45.4%
8	61 S Paramus Road	Paramus, NJ	SGFC	1	$33,600,000	3.7%	279,699	Office	1.95x	15.2%	59.3%	59.3%
9	111 West 19th Street	New York, NY	CREFI	1	$33,000,000	3.7%	189,731	Office	3.03x	22.6%	27.3%	27.3%
10	333 South Spruce Street	Manteno, IL	CREFI	1	$28,750,000	3.2%	1,546,575	Industrial	1.65x	11.3%	56.0%	56.0%

	Top 3 Total/Weighted Average			3	$204,460,000	22.7%			2.14x	15.7%	44.8%	44.8%
	Top 5 Total/Weighted Average			6	$304,460,000	33.7%			2.01x	15.2%	49.0%	49.0%
	Top 10 Total/Weighted Average			21	$488,060,000	54.1%			2.10x	14.9%	47.4%	47.4%
	Non-Top 10 Total/Weighted Average			34	$414,180,000	45.9%			1.71x	12.7%	56.2%	56.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BMO 2024-5C3
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Tysons Corner Center	GACC, BMO, GSMC	$73,960,000	$636,040,000	TYSN 2023-CRNR	Berkadia	Situs	TYSN 2023-CRNR Benchmark 2024-V5 Future Securitization(s)	$440,200,000 $73,960,000 $111,880,000
2	Elmwood Shopping Center	CREFI	$70,000,000	$15,000,000	BMO 2024-5C3	Wells Fargo	Greystone	Future Securitization(s)	$15,000,000
4	Galleria at Tyler	SGFC, GACC	$50,000,000	$100,000,000	Benchmark 2024-V5	Midland	Rialto	Benchmark 2024-V5 Future Securitization(s)	$35,000,000 $65,000,000
5	33 West State Street and 50 East State Street	CREFI	$50,000,000	$40,000,000	BMO 2024-5C3	Wells Fargo	Greystone	Future Securitization(s)	$40,000,000
6	Piazza Alta	SGFC	$45,000,000	$140,900,000	BMO 2023-5C2	KeyBank	Greystone	BMO 2023-5C2 BBCMS 2023-5C23	$75,000,000 $65,900,000
10	333 South Spruce Street	CREFI	$28,750,000	$50,000,000	Benchmark 2024-V5	Midland	Rialto	Benchmark 2024-V5	$50,000,000
11	Crescent Center	GCMC	$28,750,000	$23,250,000	BMO 2024-5C3	Wells Fargo	Greystone	Future Securitization(s)	$23,250,000
12	Staten Island Mall	GACC	$28,500,000	$171,500,000	BMO 2024-5C3(1)	Wells Fargo(1)	Greystone(1)	Future Securitization(s)	$171,500,000
15	Garden State Plaza	GSMC, GACC	$25,000,000	$500,000,000	NJ Trust 2023-GSP	Berkadia	Argentic	NJ Trust 2023-GSP Benchmark 2024-V5 Future Securitization(s)	$425,000,000 $45,000,000 $30,000,000
18	OPI Portfolio	UBS AG	$23,000,000	$31,300,000	BMO 2024-5C3	Wells Fargo	Greystone	BMO 2023-C7 Future Securitization(s)	$25,000,000 $6,300,000
24	DoubleTree by Hilton Hotel Orlando at SeaWorld	BMO, CREFI, GACC	$15,000,000	$70,000,000	Benchmark 2024-V5	Midland	Rialto	Benchmark 2024-V5 Future Securitization(s)	$60,000,000 $10,000,000
27	Bala Plaza Portfolio	CREFI	$11,500,000	$88,000,000	BMO 2023-C7(2)	Midland(2)	KeyBank(2)	BMO 2023-C7 Future Securitization(s)	$40,000,000 $48,000,000
(1)	In the case of Loan No. 12, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2024-5C3 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.
(2)	In the case of Loan No. 27, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2023-C7 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BMO 2024-5C3
Collateral Characteristics
Mortgaged Properties by Type
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date/ARD LTV
Retail	Super Regional Mall	4	$177,460,000	19.7%	2.14x	15.9%	41.5%	41.5%
	Anchored	3	121,000,000	13.4	2.11x	14.9%	50.7%	50.7%
	Single Tenant	10	19,260,000	2.1	2.07x	13.1%	45.4%	45.4%
	Shadow Anchored	2	11,550,000	1.3	1.58x	12.4%	60.8%	60.8%
	Subtotal:	19	$329,270,000	36.5%	2.11x	15.3%	45.8%	45.8%
Multifamily	Garden	6	$71,300,000	7.9%	1.46x	10.2%	59.6%	59.5%
	Mid Rise	6	56,000,000	6.2	1.36x	9.6%	65.0%	65.0%
	Luxury High Rise	1	45,000,000	5.0	2.46x	11.8%	39.5%	39.5%
	Student Housing	2	19,250,000	2.1	2.04x	11.3%	51.9%	51.9%
	Low Rise	1	2,600,000	0.3	1.30x	8.5%	67.2%	67.2%
	Subtotal:	16	$194,150,000	21.5%	1.72x	10.5%	55.8%	55.8%
Office	CBD	4	$89,573,002	9.9%	2.08x	15.6%	49.9%	49.9%
	Suburban	5	88,055,968	9.8	1.76x	14.3%	57.6%	57.6%
	Subtotal:	9	$177,628,970	19.7%	1.92x	15.0%	53.7%	53.7%
Hospitality	Full Service	2	$75,500,000	8.4%	1.92x	17.1%	56.7%	56.7%
	Select Service	1	6,300,000	0.7	1.64x	15.7%	52.5%	52.5%
	Subtotal:	3	$81,800,000	9.1%	1.90x	17.0%	56.4%	56.4%
Industrial	Warehouse/Distribution	3	$65,890,000	7.3%	1.77x	11.9%	52.5%	52.5%
	Subtotal:	3	$65,890,000	7.3%	1.77x	11.9%	52.5%	52.5%
Mixed Use	Office/Retail	2	$25,671,030	2.8%	2.14x	15.1%	47.3%	47.3%
	Multifamily/Retail	2	24,200,000	2.7	1.29x	9.1%	60.6%	60.6%
	Subtotal:	4	$49,871,030	5.5%	1.72x	12.2%	53.8%	53.8%
Self Storage	Self Storage	1	$3,630,000	0.4%	1.47x	10.9%	60.4%	60.4%
Total / Weighted Average:		55	$902,240,000	100.0%	1.92x	13.9%	51.5%	51.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 1 – Tysons Corner Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 1 – Tysons Corner Center

CHAIN BRIDGE ROAD ROUTE #123
MACY'S
237,076 S.F.
LORD & TAYLOR
119,506 S.F.
NORDSTROM
200,000 S.F.
BLOOMINGDALE'S
255,88 S.F.
Tycon Towers Site
(Not part of Tysons)
EX TYCON GARAGE
TYCON
TOWER
LEESBURG PIKE ROUTE #7

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 1 – Tysons Corner Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 1 – Tysons Corner Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 1 – Tysons Corner Center

Kiosks

KSK60L AVAILABLE - 298 SF

Food Court

FC01 CHINA KITCHEN - 690 SF
FC02 MO'S FRIED CHICKEN - 621 SF
FC03 MARHABA - 758 SF
FC04 CALIFORNIA TORTILLA - 673 SF
FC05 MY OWN PIZZA - 799 SF
FC06 TASTE OF INDIA - 536 SF
FC07 BENGBENG CHICKEN & GRILL - 604 SF
FC08 FIVE GUYS - 832 SF
FC09 GRILL KABOB - 693 SF
FC10 BENTO BOX - 604 SF

FC01
FC02
FC03
FC04
FC05
FC06
FC07
FC08
FC09
FC10
KSK60L
Kids Play Area
1,990 SF
FC11
T.G.I. FRIDAYS
8,606 SF
AMC TICKETS
MAJ04
AMC THEATRES
105,122 S.F.
(16 CINEMAS)
Elec.

301
AVAILABLE
28,947 SF
FIRE STAIRWELLS TO 2ND LEVEL
Mall Office
11,771 SF
FIRE STAIRWELLS TO 2ND LEVEL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 1 – Tysons Corner Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 1 – Tysons Corner Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC, BMO, GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$73,960,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance(1):	$73,960,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	8.2%	Net Rentable Area (SF)(6):	1,793,638
Loan Purpose:	Refinance	Location:	McLean, VA
Borrower:	Tysons Corner Property Holdings LLC and Tysons Corner Holdings LLC	Year Built / Renovated:	1968 / 1989, 2005
Borrower Sponsors:	The Macerich Partnership, L.P. and Alaska Permanent Fund Corporation	Occupancy:	95.4%
Interest Rate:	6.60060%	Occupancy Date:	11/1/2023
Note Date:	12/4/2023	4th Most Recent NOI (As of):	$86,076,177 (12/31/2020)
Maturity Date:	12/6/2028	3rd Most Recent NOI (As of):	$83,536,276 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$84,604,983 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$85,531,322 (TTM 9/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	92.2%
Amortization Type:	Interest Only	UW Revenues:	$140,618,916
Call Protection(2):	L(26),DorYM1(27),O(7)	UW Expenses:	$43,516,369
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$97,102,547
Additional Debt(1):	Yes	UW NCF:	$94,950,181
Additional Debt Balance(1):	$636,040,000	Appraised Value / Per SF:	$1,800,000,000 / $1,004
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/5/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$396
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$396
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	39.4%
Replacement Reserves:	$0	Springing	$896,819	Maturity Date LTV:	39.4%
TI/LC	$0	Springing	$3,587,276	UW NCF DSCR:	2.00x
Other(4)	$39,775,125	$0	N/A	UW NOI Debt Yield:	13.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1)	$710,000,000	100.0%	Loan Payoff	$666,692,845	93.9%
			Reserves	39,775,125	5.6%
			Closing Costs	3,532,030	0.5%
Total Sources	$710,000,000	100.0%	Total Uses	$710,000,000	100.0%
(1)	The Tysons Corner Center Mortgage Loan (as defined below) is part of the Tysons Corner Center Whole Loan (as defined below) which is comprised of seventeen pari passu notes with an aggregate original principal balance and Cut-off Date Balance of $710,000,000. The Tysons Corner Center Whole Loan was co-originated by Deutsche Bank AG, New York (“DBNY”), JPMorgan Chase Bank, National Association (“JPMCB”), Bank of Montreal (“BMO”), and Goldman Sachs Bank USA (“GSBI”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Tysons Corner Center Whole Loan.
(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on January 6, 2024. Defeasance or voluntary prepayment with yield maintenance of the Tysons Corner Center Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) December 6, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the expected BMO 2024-5C3 securitization trust closing date in February 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserves consists of an Outstanding TI/LC Reserve (Upfront: $30,769,199) and a Gap Rent Reserve (Upfront: $9,005,926). See “Escrows and Reserves” below.
(5)	The main driver in the increase from Most Recent NOI to Underwritten NOI is recent lease up.

The Loan. The largest mortgage loan (the “Tysons Corner Center Mortgage Loan”) is part of a whole loan (the “Tysons Corner Center Whole Loan”) that is evidenced by eighteen pari passu promissory notes in the aggregate original principal amount of $710,000,000 and secured by the borrowers’ respective fee and leasehold interests in a 1,793,638 SF super regional mall located at 1961 Chain Bridge Road in McLean, Virginia (the “Tysons Corner Center Property”). The Tysons

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 1 – Tysons Corner Center

Corner Center Whole Loan was co-originated on December 4, 2023 by DBNY, JPMCB, BMO and GSBI and accrues interest at a fixed rate of 6.60060% per annum. The Tysons Corner Center Mortgage Loan is evidenced by the non-controlling Notes A-1-5, A-2-3-1, A-4-2, and A-4-3 with an aggregate original principal balance of $73,960,000. GACC is selling Note A-1-5 with a principal balance of $10,000,000, GSMC is selling Note A-2-3-1 with a principal balance of $10,000,000 and BMO is selling Notes A-4-2 and A-4-3 with an aggregate principal balance of $53,960,000. The relationship between the holders of the Tysons Corner Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Tysons Corner Center Whole Loan is being serviced pursuant to the trust and servicing agreement for the TYSN 2023-CRNR securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below summarizes the promissory notes that comprise the Tysons Corner Center Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$176,080,000	$176,080,000	TYSN 2023-CRNR	Yes
A-1-2	$30,000,000	$30,000,000	Benchmark 2024-V5	No
A-1-3(1)	$20,000,000	$20,000,000	DBNY(1)	No
A-1-4	$10,000,000	$10,000,000	Benchmark 2024-V5	No
A-1-5	$10,000,000	$10,000,000	BMO 2024-5C3	No
A-1-6(1)	$37,920,000	$37,920,000	DBNY(1)	No
A-2-1	$88,040,000	$88,040,000	TYSN 2023-CRNR	No
A-2-2	$20,000,000	$20,000,000	Benchmark 2024-V5	No
A-2-3-1	$10,000,000	$10,000,000	BMO 2024-5C3	No
A-2-3-2	$10,000,000	$10,000,000	GSBI(1)	No
A-2-4	$13,960,000	$13,960,000	Benchmark 2024-V5	No
A-3-1	$88,040,000	$88,040,000	TYSN 2023-CRNR	No
A-3-2(1)	$20,000,000	$20,000,000	JPMCB(1)	No
A-3-3(1)	$10,000,000	$10,000,000	JPMCB(1)	No
A-3-4(1)	$23,960,000	$23,960,000	JPMCB(1)	No
A-4-1	$88,040,000	$88,040,000	TYSN 2023-CRNR	No
A-4-2	$30,000,000	$30,000,000	BMO 2024-5C3	No
A-4-3	$23,960,000	$23,960,000	BMO 2024-5C3	No
Whole Loan	$710,000,000	$710,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Tysons Corner Center Property is a 1,793,638 SF, super regional mall located 12.5 miles outside Washington D.C. The Tysons Corner Center Property consists of one contiguous building and 10,059 parking spaces (for a parking ratio of 5.61 spaces per 1000 SF) situated on a 76.56 acre site in McLean, Virginia, and has 238 tenants. The Tysons Corner Center Property is anchored by Bloomingdale's, Macy's, and Nordstrom which collectively generated approximately $239.9 million of sales in the September 2023 TTM while also increasing foot traffic at the Tysons Corner Center Property. The diversified in-line tenant base features large-format retailers and operators including Zara, Apple, Uniqlo, Victoria’s Secret, lululemon athletica, H&M, and Sephora contributing to total Tysons Corner Center Property sales in the September 2023 TTM of approximately $891.2 million. In-line stores smaller than 10,000 SF (excluding arcade and non-retail stores) generated approximately $495.4 million of sales in the September 2023 TTM, driving sales volume of $1,202 PSF at an occupancy cost of 16.1%.

The Tysons Corner Center Property was originally developed in 1968 and was subsequently expanded in 1989 and 2005. Since 2005, the borrower sponsors have invested approximately $352 million (with over $100 million invested in the last six years) in capital improvements, leasing capital, and operational upgrades to preserve the asset’s competitive positioning. Major capital initiatives include Apple’s relocation/renewal costing approximately $22.1 million, the repositioning of L.L. Bean’s former space, costing approximately $19.6 million through 2023, and ongoing operating capital improvements to the parking deck, HVAC, roof, vertical transportation, security equipment, and common areas. The borrower sponsors have also invested approximately $525 million to create a (non-collateral) 24/7 live-work-play-stay, mixed-use destination adjacent to the Tysons Corner Center Property. This non-collateral development project opened between 2014 and 2016 and includes a 22-story Class-A office tower, a 429-unit luxury apartment building, and a 300-key Hyatt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 1 – Tysons Corner Center

Since 2021, the borrower sponsors have executed over 370,000 square feet of new and renewal leases, expansions, and relocations at the Tysons Corner Center Property. This leasing momentum has continued into 2023, with the borrower sponsors reporting a leasing pipeline inclusive of 128,000 square feet of additional space in documentation and 125,000 square feet of additional space in negotiation. Executed and in-process deals since 2021 totals 625,000 square feet, or approximately 63% of the in-line collateral square feet.

Over the trailing 12 months ending September 30, 2023, the Tysons Corner Center Property generated total sales of approximately $891.2 million in reported sales, with anchors contributing approximately $239.9 million. With the addition of Primark’s (estimated opening April 2024), sales are expected to exceed $900 million by 2025. In-line tenants smaller than 10,000 SF (excluding arcade and non-retail) generated sales volume of $1,202 per square foot in the September 2023 TTM and an occupancy cost of 16.1%, outperforming Macerich’s large, regionally dominant portfolio of assets. The Tysons Corner Center Property has recovered from the pandemic era with strong and market leading productivity, with reported sales exceeding 2019 levels by $221 per square foot or 23%.

The following table contains sales history for the Tysons Corner Center Property:

Sales History(1)
	2019	2021	2022	TTM September 2023
Sales PSF (Inline < 10,000 SF)	$461,073,000	$413,432,000	$475,055,000	$495,396,000
Sales PSF (Inline < 10,000 SF, Excluding Apple)	$373,499,000	$338,185,000	$389,701,000	$423,169,000
Over 10,000 SF	$182,117,000	$181,694,000	$141,709,000	$141,471,000
Theaters & Arcades	$19,341,000	$8,707,000	$12,229,000	$14,406,000
Department Stores	$215,350,000	$211,721,000	$238,646,000	$239,897,000
Occupancy Cost (Inline < 10,000 SF)(2)	17.0%	N/A	15.9%	16.1%
(1)	Information is as of September 30, 2023, as provided by the borrower sponsors, and only includes tenants reporting sales.
(2)	Occupancy Cost (Inline < 10,000 SF) was not calculated during periods affected by COVID due to incomplete sales reporting by tenants.
(3)	Represents estimated sales as per the appraisal. TTM April 2023 sales are shown as of year-end 2022.

Major Tenants. The three anchor tenants are Bloomingdale’s, Macy’s and Nordstrom.

Bloomingdale’s (252,754 square feet; 14.1% of net rentable area; 1.0% of underwritten gross rent). Bloomingdale’s is a high-end department store chain founded in 1860 that currently offers clothes, accessories, shoes, and furniture for men, women and children. Bloomingdale’s was acquired by Federated Department Stores in 1930, which acquired the Macy’s department store chain in 1994. Ultimately, Federated Department Stores was renamed Macy’s, Inc. (NYSE: M) in 2007. The chain has a total of 37 department stores and 23 outlet stores with the Bloomingdale's nameplate in operation. Its headquarters and flagship store are located in New York City. The Bloomingdale’s lease expires July 22, 2028, and the tenant has one seven-year renewal option upon no less than 270 days’ prior written notice. Bloomingdale’s has no termination options.

Nordstrom (201,000 square feet; 11.2% of net rentable area; 0.2% of underwritten gross rent). Nordstrom (NYSE: JWN) is a fashion retailer offering clothing shoes and accessories for men, women and children. Founded in 1901 and headquartered in Seattle, Nordstrom has 370 stores across 40 states and Canada, which includes 122 full-line stores, 236 Nordstrom Rack locations, 7 Trunk Club clubhouses, two clearance stores and a Nordstrom local service concept. In fiscal year 2022, Nordstrom reported net sales of nearly $15.1 billion, an increase of 6.6% from fiscal year 2021. The Nordstrom at the Tysons Corner Center Property is reportedly in the top 15% of all Nordstrom locations, with the men’s department ranking as the highest performing across Nordstrom’s entire national fleet. Nordstrom’s lease expires in March 2025 and the tenant has 11, five-year renewal options exercisable upon no less than 9 months’ and no earlier than 24 months prior written notice. Nordstrom has no termination options..

Macy’s (237,076 square feet; 13.2% of net rentable area; 0.1% of underwritten gross rent). Macy’s, Inc. (NYSE: M) is an American department store chain founded in 1858 that currently offers clothes, accessories, shoes, and furniture for men, women and children. It operates more than 700 department stores under the nameplates Macy’s and Bloomingdale’s and over 160 specialty stores that include Bloomingdale’s The Outlet, Bluemercury and Macy’s Backstage. Macy’s Inc. operates stores in 43 states, the District of Columbia, Guam and Puerto Rico, as well as macys.com, bloomingdales.com and bluemercury.com. Macy’s Inc. has corporate offices in Cincinnati, Ohio and New York, New York. The Macy’s lease expires July 24, 2028, and the tenant has six, five-year renewal options upon no less than 270 days’ prior written notice. Macy’s has no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 1 – Tysons Corner Center

Environmental. According to the Phase I environmental report, dated August 2, 2023, there was no evidence of any recognized environmental conditions at the Tysons Corner Center Property.

The following table presents certain information relating to the historical occupancy of the Tysons Corner Center Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
90.6%	88.6%	88.9%	95.4%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated November 1, 2023.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Tysons Corner Center Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	UW Base Rent(3)	UW Gross Rent PSF(3)	% of Total UW Gross Rent(3)	Lease Expiration
Anchors
Bloomingdale’s(4)	Ba1/BB+/NR	252,754	14.1%	$1,218,492	$4.82	1.0%	7/22/2028
Nordstrom(5)	NR/BB+/BBB-	200,000	11.2%	282,999	$1.41	0.2	3/31/2025
Macy’s(6)	Ba1/BB+/NR	237,076	13.2%	94,786	$0.40	0.1	7/24/2028
Major Tenants
AMC Theatres(7)	Caa1/CCC+/NR	105,122	5.9%	4,589,627	$43.66	3.6	9/30/2025
Primark(8)	NR/NR/NR	50,186	2.8%	2,922,512	$58.23	2.3	5/31/2034

In-line >10,000 SF		306,089	17.1%	32,775,526	$107.08	26.0
In-line <10,000 SF		490,510	27.3%	83,994,405	$171.24	66.5
Specialty Leasing		65,118	3.6%	0	0.00	0.0
Office/Other		4,661	0.3%	357,065	$76.61	0.3
Total Occupied		1,711,516	95.4%	$126,235,411	$73.76	100.0%
Vacant		82,122	4.6%
Total		1,793,638	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	U/W Gross Rent, U/W Gross Rent per SF and % of Total U/W Gross Rent includes Base Rent, recoveries (fixed CAM, tax reimbursements and utility reimbursements) and percentage rent contribution.
(4)	Bloomingdale’s has one, seven-year renewal option upon no less than 270 days’ prior written notice.
(5)	Nordstrom has eleven, five-year renewal options exercisable upon no less than 9 months’ and no earlier than 24 months prior written notice. This includes Nordstrom’s anchor space of 200,000 SF. There is an additional 1,000 SF that is included in the In-line <10,000 SF numbers above.
(6)	Macy’s has six, five-year renewal options exercisable upon no less than 270 days’ prior written notice.
(7)	AMC Theatres has four, five-year renewal options exercisable upon at least 12 months’ prior written notice.
(8)	Primark (signed but not in occupancy) is expected to commence ten-year lease on April 22, 2024. Primark has three, five-year renewal options exercisable upon at least 12 months’ notice. Primark has various options to terminate its lease (i) if it has not opened by a date determined by a formula specified in the lease, (ii) if the delivery date has not occurred in accordance with a formula specified in the lease or (iii) if the floor area is more than 3% less than specified in the lease. In addition, Primark has the right to terminate its lease effective as of the end of its fifth lease year if the tenant’s gross sales during its fourth lease year do not equal to exceed $23,000,000. Such termination right must be exercised by notice given at any time during the 90-day period following the end of the fourth lease year. At origination $9,005,926 was deposited into a gap rent reserve for various tenants, including $1,170,894 for Primark. We cannot assure you that Primark will take occupancy or commence paying rent as expected, or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 1 – Tysons Corner Center

The following table presents certain information relating to the lease rollover schedule at the Tysons Corner Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	82,122	4.6%	$0	0.0%	82,122	4.6%	$0	0.0%
MTM & 2023	6	12,809	0.7%	857,511	1.1%	94,931	5.3%	857,511	1.1%
2024	40	139,997	7.8%	10,907,326	14.5%	234,928	13.1%	11,764,837	15.7%
2025	33	417,137	23.3%	13,290,259	17.7%	652,065	36.4%	25,055,096	33.4%
2026	23	104,482	5.8%	10,419,016	13.9%	756,547	42.2%	35,474,112	47.3%
2027	20	53,367	3.0%	6,063,018	8.1%	809,914	45.2%	41,537,130	55.3%
2028	26	572,395	31.9%	8,931,129	11.9%	1,382,309	77.1%	50,468,259	67.2%
2029	7	18,224	1.0%	1,559,846	2.1%	1,400,533	78.1%	52,028,105	69.3%
2030	13	25,339	1.4%	2,855,202	3.8%	1,425,872	79.5%	54,883,308	73.1%
2031	8	32,012	1.8%	2,202,582	2.9%	1,457,884	81.3%	57,085,890	76.1%
2032	10	28,649	1.6%	2,715,169	3.6%	1,486,533	82.9%	59,801,059	79.7%
2033	11	67,584	3.8%	5,552,422	7.4%	1,554,117	86.6%	65,353,481	87.1%
2034	10	166,699	9.3%	8,362,650	11.1%	1,720,816	95.9%	73,716,131	98.2%
2035 & Beyond	1	7,704	0.4%	1,329,864	1.8%	1,728,520	96.4%	75,045,995	100.0%
Specialty Leasing	30	65,118	3.6%	0	0.0%	1,793,638	100.0%	75,045,995	100.0%
Total	238	1,793,638	100.0%	$75,045,995	100.0%
(1)	Based on the underwritten rent roll as of November 1, 2023.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

The following table presents certain information relating to the operating history and underwritten cash flows of the Tysons Corner Center Property:

Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	TTM September 2023	Underwritten	Per Square Foot	%(2)
Rents in Place	$74,476,740	$67,924,167	$65,811,352	$67,573,137	$75,045,995	$41.84	55.6%
Rent Steps	0	0	0	0	1,503,149	$0.84	1.1%
Vacant Income	0	0	0	0	11,821,381	$6.59	8.8%
Gross Potential Rent	74,476,740	67,924,167	65,811,352	67,573,137	88,370,525	$49.27	65.5%
Total Reimbursements	49,321,594	42,341,921	42,773,913	43,726,608	46,509,747	$25.93	34.5%
Net Rental Income	123,798,334	110,266,088	108,585,265	111,299,745	134,880,271	$75.20	100.0%
Other Income	17,429,202	19,929,530	19,463,316	19,285,025	17,560,026	$9.79	13.0%
(Vacancy/Credit Loss)	(11,043,533)	(3,517,708)	(600,363)	(966,945)	(11,821,381)	($6.59)	(8.8%)
Effective Gross Income	130,184,003	126,677,910	127,448,218	129,617,825	140,618,916	$78.40	104.3%
Total Expenses(3)	44,107,826	43,141,634	42,843,235	44,086,503	43,516,369	$24.26	30.9%
Net Operating Income(4)	86,076,177	83,536,276	84,604,983	85,531,322	97,102,547	$54.14	69.1%
Total TI/LC, Capex/RR	$0	$0	$0	$0	($2,152,366)	($1.20)	(1.5%)
Net Cash Flow	$86,076,177	$83,536,276	$84,604,983	$85,531,322	$94,950,181	$52.94	67.5%
(1)	Based on the underwritten rent roll as of November 1, 2023.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Total Expenses includes Real Estate Taxes of approximately $24,033,263 and Insurance expense of approximately $802,641. Other expenses include general and administrative, repairs and maintenance, security, utility, marketing, other expenses and ground rent.
(4)	The main driver in the increase from TTM 9/30/2023 Net Operating Income to U/W Net Operating Income is recent lease up.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 1 – Tysons Corner Center

Appraisals. According to the appraisal, the Tysons Corner Center Property had an “as-is” appraised value of $1,800,000,000 as of October 5, 2023.

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$1,800,000,000	5.25%(1)
(1)	Represents the direct Capitalization Rate.

Environmental. According to the Phase I environmental report, dated August 2, 2023, there was no evidence of any recognized environmental conditions at the Tysons Corner Center Property.

The Market. The Tysons Corner Center Property is located in at the intersection of Chain Bridge Route 123 and the Capital Beltway/I-495 where 172,000 vehicles pass daily, with direct access to DC’s Metro Silver Line and positioned between Dulles International and Reagan International airports. The Tysons Corner Center Property’s total trade area is comprised of approximately 3.2 million people in 1.2 million households with an average household income exceeding $165,000 and an average net worth over $1.8 million. As the primary shopping destination of Fairfax County, the trade area in which the Tysons Corner Center Property is located has an affluent, dense and educated population, and is ranked as having the 5th highest median household income in the United States. Loudon County and Falls Church City also fall within the Tysons Corner Center Property’s trade area and along with Fairfax County, represent three of the wealthiest counties in the United States.

Within the Fairfax County retail submarket, malls are the largest subtype, accounting for nearly 2.9 million square feet. Rents are approximately $39.00/SF, which is a 3.7% increase from 2022. Vacancy in the retail submarket is 3.2%, which is near the same level it was a year ago. Vacancy has only fallen 0.1% during this time. During this period, 5,700 square feet has been absorbed, and none has been delivered. In the past three years, rents have increased a cumulative 7.4%.

As of year-end 2022, the population within a 10-mile radius of the Tysons Corner Center Property had an aggregate retail sales level of $41.32 million, with average retail sales per household of $74,026. By comparison, the Washington D.C. metropolitan area had average sales per household of $71,488, while the Virginia and United States averages were $65,311 and $63,688, respectively.

The following table presents certain information relating to the demographics of the Tysons Corner Center Property:

Demographics Summary(1)(2)
Property Name	City, State	Whole Loan Cut-off Date Balance	5-mile Population	10-mile Population	15-mile Population	5-mile Avg Household Income	10-mile Avg Household Income	15-mile Avg Household Income
Tysons Corner Center	McLean, VA	$710,000,000	261,017	1,355,610	2,998,684	$195,243	$176,653	$157,344

The Borrowers. The borrowers are Tysons Corner Property Holdings LLC and Tysons Corner Holdings LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Tysons Corner Center Whole Loan.

The Borrower Sponsors. The borrowers are a 50/50 joint venture between the borrower sponsors, which are the Macerich Partnership, L.P., a subsidiary of The Macerich Company (“Macerich”) and The Alaska Permanent Fund Corporation The non-recourse carveout guarantor is The Macerich Partnership, L.P.

Macerich is a fully integrated, self-managed and self-administered real estate investment trust. As a leading owner, operator and developer of retail real estate in densely populated U.S. markets, Macerich’s portfolio is concentrated in California, the Pacific Northwest, Phoenix/Scottsdale, and the metropolitan New York to Washington, D.C. corridor. Developing and managing properties that serve as community cornerstones, Macerich currently owns 47 million square feet of real estate consisting primarily of interests in 44 regional town centers.

The Alaska Permanent Fund, a sovereign wealth fund, was established in 1976 by Alaskans to preserve and convert the State’s non-renewable oil and mineral wealth into a renewable financial resource for all generations of Alaskans. The Alaska Permanent Fund is managed by the Alaska Permanent Fund Corporation, which was created by the Alaska State

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 1 – Tysons Corner Center

Legislature in 1980 as an independent state entity tasked with the mission to manage and invest the assets of the Alaska Permanent Fund and other funds designated by law. As of November 30, 2023, the Alaska Permanent Fund Corporation managed assets worth $75.5 billion.

Property Management. The Tysons Corner Center Property is managed by MACW Property Management, LLC, an affiliate of the non-recourse carveout guarantor.

Escrows and Reserves. At origination, the borrowers deposited approximately $30,769,199 into an Outstanding TI/LC Reserve and $9,005,926 into a gap rent reserve.

Tax Escrows – During the continuance of a Trigger Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months on a monthly basis.

Insurance Escrows – During the continuance of a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, unless no event of default is continuing as to which the lender has initiated an enforcement action and the Tysons Corner Center Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the continuance of a Trigger Period).

Replacement Reserve – During the continuance of a Trigger Period, the borrowers are required to deposit monthly, with or on behalf of the lender, an amount equal to the gross leasable area of the Tysons Corner Center Property (excluding the non-collateral square footage and the premises leased or previously leased to (i) Nordstrom and (ii) Lord & Taylor, (iii) and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components) multiplied by $0.25 and divided by 12 (initially, $37,367) into a replacement reserve account subject to a cap of 24 times the required monthly deposit (initially, $896,819).

TI/LC Escrows – During the continuance of a Trigger Period, the borrowers are required to deposit monthly, with or on behalf of the lender, an amount equal to the gross leasable area of the Tysons Corner Center Property (excluding the non-collateral square footage and the premises leased or previously leased to (i) Nordstrom, (ii) Macy’s, (iii) Bloomingdales and (iv) Lord & Taylor) multiplied by $1.00 and divided by 12 (initially $149,740) into a leasing reserve account subject to a cap of 24 times the required monthly deposit (initially, $3,587,276).

All deposits to all reserve funds listed above may be in the form of Credit Support. “Credit Support” means any one or more of (A) cash, (B) United States obligations (C) other securities having a rating reasonably acceptable to the lender and for which a rating agency confirmation has been received, and/or (D) a letter of credit satisfying certain conditions. In addition, the TI/LC reserve may be replaced by a guaranty of limited payment provided by the non-recourse carveout guarantor, which will be reduced on a dollar-to-dollar basis by equity capital spent by the borrower on approved leasing expenses not duplicative of costs paid with funds in such reserve.

Lockbox / Cash Management. The Tysons Corner Center Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Tysons Corner Center Property are required to be deposited directly into a lockbox account controlled by the lender (the “Lockbox Account”), and any rents otherwise received by borrowers or the property manager are required to be deposited into the Lockbox Account within three business days after receipt. Prior to a Trigger Period, the borrowers may utilize the Lockbox Account as the borrowers’ operating account. During the continuance of a Trigger Period, the borrowers will no longer have access to the Lockbox Account, and all funds deposited into the Lockbox Account are required to be swept on a weekly basis and on the second business day prior to each monthly payment date into a deposit account controlled by the lender (the “Cash Management Account”), to be applied and disbursed in accordance with the Tysons Corner Center Whole Loan documents, provided no Cut-off Event (as defined below) is continuing, to pay debt service, the reserves and escrows described above, budgeted operating expenses, lender-approved extraordinary expenses, and capital projects undertaken in accordance with the loan documents. During the continuance of a Trigger Period, any excess cash is required to be deposited into an eligible account (the “Excess Cash Flow Reserve Account”) and held by the lender as additional security for the Tysons Corner Center Whole Loan; provided, that, funds on deposit in the Excess Cash Flow Reserve Account will be made available to the borrowers for the payment of certain property-level expenses and other uses as set forth in the Tysons Corner Center Whole Loan documents, including required REIT distributions in an amount up to $500,000. All sums remaining on deposit in the Excess Cash Flow Reserve Account

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 1 – Tysons Corner Center

will be disbursed to the borrowers on the earlier to occur of (i) payment in full of the debt or (ii) discontinuation of a Trigger Period. A “Cut-off Event” means the occurrence of an event of default and the earlier of (i) an enforcement action (which has not been cured) or (ii) the tendering of a deed in lieu of foreclosure.

A “Trigger Period” means a period commencing upon (i) an event of default under the Tysons Corner Center Whole Loan documents or (ii) the interest only debt service coverage ratio falling below 1.50x for two consecutive calculation dates (a “Low DSCR Period”). A “calculation date” means the 60th day following the end of each calendar quarter. A Trigger Period resulting from an event of default will end if the lender has waived or the borrowers have cured such event of default. A Trigger Period resulting from a Low DSCR Period will end if the borrowers have maintained an interest-only debt service coverage ratio of at least 1.50x for two consecutive calculation dates. Upon the end of a Trigger Period, all remaining funds in the Cash Management Account will be disbursed to the borrowers except for funds that are required to be deposited into an account whether or not a Trigger Period is continuing. The borrowers may also cure a Trigger Period arising from a Low DSCR Period by (i) following the expiration of the lockout period, prepaying the Tysons Corner Center Whole Loan (together with payment of the prepayment fee) in an amount that would result in an interest-only debt service coverage ratio of 1.50x or (ii) providing to the lender Credit Support, in an amount which, if added to the underwritten net operating income of the Tysons Corner Center Property would cause the interest only debt service coverage ratio to equal 1.50x.

Subordinate and Mezzanine Debt. None.

Partial Release. The borrowers are permitted to obtain the free release of (i) non-income producing and unimproved real property, (ii) non-income producing real property that is improved by structures that have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of release, (iii) future development parcels identified in the loan agreement (and which may be increased in size by not more than 15%), and (iv) a parcel identified in the loan agreement as the “L&T Parcel,” which was formerly occupied by a Lord & Taylor store (and which may be increased in size by not more than 15%). Such release is subject to various conditions, including, among others, (i) satisfaction of REMIC related conditions, (ii) except in the case of a release of the L&T Parcel, certification by the borrowers that the release will not materially and adversely affect the use, operations, economic value of, or revenue produced by (exclusive of the economic value or revenue lost attributable to the release parcel) of the remaining improvements on the Tysons Corner Center Property, and (iii) the release parcel has been legally subdivided and constitutes a separate tax lot (or if not a separate tax lot, the release parcel owner is contractually obligated to pay its share of all taxes and other charges). Such release may be done by means of a lot line adjustment, plat, legal subdivision, vertical subdivision, condominium or any other means legally permitted.

Ground Lease. The borrower Tysons Corner Property Holdings LLC owns the fee interest in the Tysons Corner Center Property and ground leases it to the borrower Tysons Corner Holdings LLC, and the Tysons Corner Center Whole Loan is secured by both borrowers’ interests.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a twelve month extended period of indemnity. Such insurance is required to cover acts of terror or similar acts of sabotage; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 (as further modified, amended or extended) is no longer in effect, the borrowers will only be required to pay for terrorism insurance up to a maximum of 200% of the then annual insurance premiums payable for the Tysons Corner Center Property at the time with respect to stand-alone property and business income or rental income insurance interruption policies. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 2 – Elmwood Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 2 – Elmwood Shopping Center

AMC THEATRES
ELMWOOD PARK BOULEVARD
ELMWOOD WEST DRIVE
FUTURE MULTIFAMILY DEVELOPMENT
FUTURE MULTIFAMILY DEVELOPMENT
JEFFERSON PARISH OFFICES (DEPARTMENT OF INTERIOR)
JEFFERSON PARISH OFFICES (JOSEPH S. YENNI BUILDING)
CITRUS BOULEVARD
MOUNES STREET
SOUTH CLEARVIEW PARKWAY
EYE LUX
ESSENTIAL NAILS & SPA
PHO BISTREAUX
SELF STORAGE
Ochsner Fitness Center
Bath&BodyWorks
TJ·maxx
Marshalls
HomeGoods
five BELOW
rue21
TORRID
BARNES&NOBLE
EXPRESS
carter's
OshKosh
J.CREW FACTORY
Buckle
BANANA REPUBLIC
PETSMART
Guitar Center
OfficeMax
US AGENCIES (CIGH)
190 OCTANE
BYBLOS
H&R BLOCK
theo's
LOFT
FIVE GUYS
WAXING THE CITY
CAVA
verizon
TREK
ULTA
restore
DSW
Applebee's
GNC
Quiznos
OLD NAVY
NIKE
WORLD MARKET
BEST BUY
at&t
FedEx
Orchard
WONDER CUTS
PIZZA
America's Best
T-Mobile
The UPS Store
BOULEVARD
GARDEN CENTER
THE HOME DEPOT
ASHLEY
HOBBY LOBBY
N
Collateral
Major / In-line
Release Parcel
Vacant
Not Part of Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 2 – Elmwood Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 2 – Elmwood Shopping Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$70,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	7.8%	Net Rentable Area (SF):	804,807
Loan Purpose:	Refinance	Location:	Elmwood, LA
Borrower:	Elmwood Retail Properties, L.L.C.	Year Built / Renovated:	1977 / 2020
Borrower Sponsor:	Lauricella Land Company, LLC	Occupancy:	92.0%
Interest Rate:	6.60000%	Occupancy Date:	11/21/2023
Note Date:	12/20/2023	4th Most Recent NOI (As of):	$9,604,985 (12/31/2020)
Maturity Date:	1/6/2029	3rd Most Recent NOI (As of):	$12,244,786 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$11,875,003 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$12,730,117 (TTM 10/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	90.8%
Amortization Type:	Interest Only	UW Revenues:	$20,116,855
Call Protection(2):	YM1(53),O(7)	UW Expenses:	$5,957,736
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$14,159,119
Additional Debt(1):	Yes	UW NCF:	$13,990,109
Additional Debt Balance(1):	$15,000,000	Appraised Value / Per SF:	$208,100,000 / $259
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/10/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$164,331	$164,331	N/A	Cut-off Date Loan / SF:	$106
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$106
Replacement Reserves:	$0	$14,084	N/A	Cut-off Date LTV:	40.8%
TI / LC:	$5,800,000	Springing	$2,500,000	Maturity Date LTV:	40.8%
Deferred Maintenance:	$2,000,549	$0	N/A	UW NCF DSCR:	2.46x
Unfunded Obligations:	$2,262,243	$0	N/A	UW NOI Debt Yield:	16.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$85,000,000	100.0%	Loan Payoff	$63,534,534	74.7%
			Upfront Reserves	10,227,123	12.0
			Return of Equity	9,585,241	11.3
			Closing Costs	1,653,102	1.9
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%
(1)	The Elmwood Shopping Center Mortgage Loan (as defined below) is part of the Elmwood Shopping Center Whole Loan (as defined below) which is comprised of two pari passu promissory notes with an aggregate original principal balance of $85,000,000. The Elmwood Shopping Center Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Elmwood Shopping Center Whole Loan.
(2)	The borrower has the option to prepay the Elmwood Shopping Center Whole Loan in whole but not in part (i) on or after the payment date occurring in July 2028 without the payment of any prepayment premium or (ii) at any time prior with the payment of a yield maintenance premium.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 2 – Elmwood Shopping Center

The Loan. The second largest mortgage loan (the “Elmwood Shopping Center Mortgage Loan”) is part of a whole loan (the “Elmwood Shopping Center Whole Loan”) secured by the borrower’s fee interest in an anchored retail property totaling 804,807 square feet located in Elmwood, Louisiana (the “Elmwood Shopping Center Property”). The Elmwood Shopping Center Whole Loan is comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000. The Elmwood Shopping Center Whole Loan was originated on December 20, 2023 by CREFI and accrues interest at a fixed rate of 6.60000% per annum. The Elmwood Shopping Center Whole Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Elmwood Shopping Center Whole Loan is the payment date that occurs on January 6, 2029. The Elmwood Shopping Center Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $70,000,000. The remaining note is currently held by CREFI and is expected to be contributed to one or more future securitization trust(s).

The table below identifies the promissory notes that comprise the Elmwood Shopping Center Whole Loan. The relationship between the holders of the Elmwood Shopping Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BMO 2024-5C3	Yes
A-2(1)	$15,000,000	$15,000,000	CREFI	No
Whole Loan	$85,000,000	$85,000,000
(1)	Expected to be contributed to one or more securitization trust(s).

The Property. The Elmwood Shopping Center Property is comprised of an 804,807 square foot open-air anchored retail center located in Elmwood, Louisiana. The Elmwood Shopping Center Property is located on an approximately 69.5-acre site and was built in 1977 then subsequently renovated in 2020. According to a third-party market report the Elmwood Shopping Center Property was the most visited shopping center in Louisiana and the 131st most visited in the United States by total number of annual customer visits. As of November 21, 2023, the Elmwood Shopping Center Property was 92.0% occupied by 67 unique tenants.

Major Tenants. The three largest tenants based on underwritten base rent are Home Depot, Ochsner Fitness and Best Buy.

Home Depot (101,860 square feet; 12.7% of NRA; 9.1 % of underwritten base rent): Founded in 1978, Home Depot is a home improvement retailer that sells a wide assortment of building materials, home improvement, and lawn and garden products. Home Depot has approximately 475,000 employees across more than 2,300 stores in the U.S., Canada and Mexico. Home Depot has been a tenant at the Elmwood Shopping Center Property since April 1997 and has a current lease term through January 2028 with no termination options and four, five-year renewal options.

Ochsner Fitness (98,832 square feet; 12.3% of NRA; 7.5% of underwritten base rent): Ochsner Fitness is a subsidiary of Ochsner Health System, a not-for-profit health system based in New Orleans, Louisiana. Ochsner Fitness operates as a fitness center at the Elmwood Shopping Center with a full weight room, cardio studio, six pools for lap and recreational swimming, three racquetball courts and three pickleball courts. The Ochsner Fitness space also features Elevate by Ochsner Health, which offers massage, cryotherapy, esthetic treatments, and acupuncture as well as nutrition services offered by registered dieticians. Ochsner Fitness has been a tenant at the Elmwood Shopping Center Property since May 1991 and has a current lease term through March 2033 with no termination options and two, five-year renewal options.

Best Buy (30,038 square feet; 3.7% of NRA; 5.0% of underwritten base rent): Founded in 1966, Best Buy is a consumer electronics retailer headquartered in Richfield, Minnesota. Best Buy operates 963 stores in the United States and 160 stores in Canada. Best Buy has been a tenant at the Elmwood Shopping Center Property since November 2007 and has a current lease term through January 2028 with no termination options and two, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 2 – Elmwood Shopping Center

Appraisal. According to the appraisal, the Elmwood Shopping Center Whole Loan had an “as-is” appraised value of $208,100,000 as of November 10, 2023. The table below shows the appraiser’s “as-is” conclusions.

Elmwood Shopping Center(1)
Property	Value(2)	Capitalization Rate(2)
Elmwood Shopping Center	$208,100,000	7.50%
(1)	Source: Appraisal.
(2)	The appraiser used a discounted cash flow analysis utilizing an 8.50% discount rate and 8.0% terminal capitalization rate to arrive at its value. The capitalization rates shown above represent the direct capitalization rate.

Environmental. According to the Phase I environmental assessments dated November 29, 2023, there was no evidence of any recognized environmental conditions at the Elmwood Shopping Center Property.

The following table presents certain information relating to the historical and current occupancy of the Elmwood Shopping Center Property:

Historical and Current Occupancy(1)
2019	2020	2021	2022	Current(2)
93.5%	91.4%	92.9%	94.0%	92.0%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Based on the underwritten rent rolls dated November 21, 2023.

The following table presents certain information relating to the largest tenants based on underwritten base rent at the Elmwood Shopping Center Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Home Depot	A2/A/A	101,860	12.7%	$13.86	$1,411,780	9.1%	1/31/2028
Ochsner Fitness	NR/NR/NR	98,832	12.3	$11.76	1,162,526	7.5	3/31/2033
Best Buy	A3/BBB+/NR	30,038	3.7	$26.00	780,988	5.0	1/31/2028
Hobby Lobby	NR/NR/NR	43,222	5.4	$16.75	723,969	4.7	7/31/2029
Office Max	NR/NR/NR	31,913	4.0	$18.25	582,412	3.7	12/31/2027
Marshall's	NR/NR/NR	36,380	4.5	$15.75	572,985	3.7	10/31/2027
Old Navy	Ba3/BB/NR	17,250	2.1	$32.50	560,625	3.6	5/31/2033
Ashley Furniture	NR/NR/NR	36,000	4.5	$13.50	486,000	3.1	6/30/2025
Petsmart	B1/B+/NR	23,058	2.9	$19.50	449,631	2.9	8/31/2025
DSW	NR/NR/NR	18,009	2.2	$23.60	425,012	2.7	1/31/2029
Largest Tenants		436,562	54.2%	$16.39	$7,155,929	46.1%
Remaining Tenants		303,525	37.7	$27.60	$8,377,713	53.9
Total Occupied		740,087	92.0%	$20.99	$15,533,642	100.0%
Vacant Space		64,720	8.0
Total / Wtd. Avg.		804,807	100.0%
(1)	Based on the underwritten rent rolls dated November 21, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include average rent steps of $476,800 for Ochsner Fitness, Starbucks and FedEx and contractual rent steps of $208,942 through August 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 2 – Elmwood Shopping Center

The following table presents certain information relating to tenant lease expirations at the Elmwood Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	64,720	8.0%	NAP	NAP	64,720	8.0%	NAP	NAP
2024 & MTM(4)	5	12,234	1.5	$373,014	2.4%	76,954	9.6%	$373,014	2.4%
2025	9	96,153	11.9	1,839,616	11.8	173,107	21.5%	$2,212,630	14.2%
2026	9	28,800	3.6	910,149	5.9	201,907	25.1%	$3,122,779	20.1%
2027	13	98,396	12.2	2,530,027	16.3	300,303	37.3%	$5,652,807	36.4%
2028	14	218,204	27.1	4,323,202	27.8	518,507	64.4%	$9,976,009	64.2%
2029	6	107,356	13.3	2,065,848	13.3	625,863	77.8%	$12,041,857	77.5%
2030	1	2,021	0.3	141,874	0.9	627,884	78.0%	$12,183,732	78.4%
2031	1	4,500	0.6	171,000	1.1	632,384	78.6%	$12,354,732	79.5%
2032	5	31,874	4.0	812,230	5.2	664,258	82.5%	$13,166,962	84.8%
2033	4	130,766	16.2	2,165,048	13.9	795,024	98.8%	$15,332,010	98.7%
2034	1	6,301	0.8	201,632	1.3	801,325	99.6%	$15,533,642	100.0%
2035 & Beyond(5)	0	3,482	0.4	0	0.0	804,807	100.0%	$15,533,642	100.0%
Total	68	804,807	100.0%	$15,533,642	100.0%
(1)	Based on the underwritten rent rolls dated November 21, 2023.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include average rent steps of $476,800 for Ochsner Fitness, Starbucks and FedEx and contractual rent steps of $208,942 through August 1, 2024.
(4)	Includes two tenants that are on MTM leases.
(5)	2035 & Beyond is inclusive of 3,482 square feet of storage space to which no lease or rent is attributable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 2 – Elmwood Shopping Center

The following table presents certain information relating to operating history and underwritten cash flows at the Elmwood Shopping Center Property:

Operating History and Underwriting Net Cash Flow
	2019	2020	2021	2022	T12 October 2023	Underwritten	Per Square Foot	%(1)
In Place Rent	$13,441,496	$11,870,164	$13,891,541	$13,757,145	$14,288,701	$14,847,900	$18.45	69.0%
Commercial Rent Steps(2)	0	0	0	0	0	685,742	0.85	3.2
Potential Income from Vacant Space	0	0	0	0	0	1,984,447	2.47	9.2
Gross Potential Rent	$13,441,496	$11,870,164	$13,891,541	$13,757,145	$14,288,701	$17,518,089	$21.77	81.4%
Total Reimbursements	2,140,027	1,607,212	2,064,009	2,623,320	3,459,680	4,014,330	4.99	18.6
Total Gross Income	$15,581,523	$13,477,376	$15,955,550	$16,380,465	$17,748,381	$21,532,419	$26.75	100.0%
Other Income(3)	65,591	120,936	425,248	447,681	568,883	568,883	0.71	2.6
(Vacancy/Credit Loss)	0	0	0	0	0	(1,984,447)	(2.47)	(9.2)
Effective Gross Income	$15,647,114	$13,598,312	$16,380,798	$16,828,146	$18,317,264	20,116,855	$25.00	93.4%
Management Fee	578,815	523,918	466,154	573,926	565,774	603,506	0.75	3.0
Real Estate Taxes	1,567,866	1,580,706	1,660,274	1,765,934	1,922,854	1,878,070	2.33	9.3
Insurance	732,379	760,155	871,794	1,032,600	1,584,963	1,962,605	2.44	9.8
Other Expenses(4)	1,069,158	1,128,548	1,137,790	1,580,683	1,513,556	1,513,556	1.88	7.5
Total Expenses	$3,948,218	$3,993,327	$4,136,012	$4,953,143	$5,587,147	5,957,736	$7.40	29.6%
Net Operating Income(5)	$11,698,896	$9,604,985	$12,244,786	$11,875,003	$12,730,117	$14,159,119	$17.59	70.4%
Capital Expenditures	0	0	0	0	0	169,009	0.21	0.8
TI/LC	0	0	0	0	0	0	0.00	0.0
Net Cash Flow	$11,698,896	$9,604,985	$12,244,786	$11,875,003	$12,730,117	$13,990,109	$17.38	69.5%
(1)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Contractual Rent Steps include average rent steps of $476,800 for Ochsner Fitness, Starbucks and FedEx and contractual rent steps of $208,942 through August 1, 2024.
(3)	Other Income includes temporary tenant income related to seasonal tenants and percentage rent.
(4)	Other Expenses consist of general operating, CAM, repairs and maintenance, utilities, general and administrative and non-reimbursable expenses.
(5)	The increase from T-12 October 2023 Net Operating Income to Underwritten Net Operating Income is primarily driven by increased reimbursements and the borrower sponsor executing lease renewals at higher rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 2 – Elmwood Shopping Center

The Market. The Elmwood Shopping Center Property is located at 1200 South Clearview Parkway within Elmwood, Louisiana and is part of the New Orleans-Metairie metropolitan statistical area (“New Orleans MSA”). The Elmwood Shopping Center Property is located at the intersection of Clearview Parkway and Jefferson Highway with nearby access to Interstate 10.

According to the appraisal, the Elmwood Shopping Center Property is located in the Elmwood/Harahan submarket of the New Orleans MSA. As of the third quarter of 2023, the Elmwood/Harahan submarket had a total office inventory of 2,205,281 square feet, a vacancy rate of 0.7%, average asking rent of $22.09 per square foot and positive net absorption of 45,285 square feet in the trailing calendar year.

According to the appraisal, the 2023 total population within a one-, three- and five-mile radius is 6,699, 105,156 and 271,290, respectively. Furthermore, the 2023 average household income within a one-, three- and five-mile radius is $84,761, $87,515 and $96,185, respectively.

The Borrower. The borrower is Elmwood Retail Properties, L.L.C., a Louisiana limited liability company and single-purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Elmwood Shopping Center Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Lauricella Land Company, L.L.C. (“Lauricella”). Lauricella is a family-owned commercial real estate development and management company that was founded in the 1940s and has developed shopping centers, hotels, self-storage facilities, apartments, single-family neighborhoods, and theaters throughout the greater New Orleans area.

Property Management. The Elmwood Shopping Center Property is managed by Lauricella, which is a borrower-affiliated management company.

Escrows and Reserves. At origination of the Elmwood Shopping Center Whole Loan, the borrower deposited approximately (i) $164,331 into a reserve account for real estate taxes, (ii) $2,000,549 into a reserve account for immediate repairs, (iii) $5,800,000, into a reserve account for tenant improvements and leasing commissions and (iv) $2,262,243 into a reserve account for unfunded obligations.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $164,331).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Elmwood Shopping Center Whole Loan documents.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $14,084.

Leasing Reserve – On each due date during a Leasing Reserve Deposit Period (as defined below), the borrower is required to deposit into the leasing reserve an amount equal to approximately $67,067.

“Leasing Reserve Deposit Period” means each period commencing on any date on which the amount of leasing reserve funds on deposit in the leasing reserve account is less than $1,000,000, and ending on the next subsequent date on which the amount of leasing reserve funds on deposit in the leasing reserve account equals or exceeds $2,500,000.

Lockbox / Cash Management. The Elmwood Shopping Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to, and is required to cause the property manager to, immediately deposit all revenue directly into a lender approved lockbox account. The borrower was required to, within ten business days of origination of the Elmwood Shopping Center Whole Loan, deliver a notice to each tenant directing them to remit all rent and other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 2 – Elmwood Shopping Center

lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice. Upon the occurrence and during the continuance of a Trigger Period, if lender elects to deliver a restricted account notice, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Elmwood Shopping Center Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Elmwood Shopping Center Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Elmwood Shopping Center Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Elmwood Shopping Center Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio being less than 1.25x, and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. None.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 3 – Margaritaville Lake of the Ozarks

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 3 – Margaritaville Lake of the Ozarks

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 3 – Margaritaville Lake of the Ozarks
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	SMC, GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$60,500,000	Title(2):	Fee/Leasehold
Cut-off Date Principal Balance:	$60,500,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	6.7%	Net Rentable Area (Rooms):	520
Loan Purpose:	Refinance	Location:	Osage Beach, MO
Borrower:	Tan Tar A State Road, LLC	Year Built / Renovated:	1960 / 2023
Borrower Sponsors:	Carlos J. Rodriguez, Sr. and Carlos J. Rodriguez, Jr.	Occupancy / ADR / RevPAR:	54.5% / $165.86 / $90.44
Interest Rate:	7.41000%	Occupancy / ADR / RevPAR Date:	10/31/2023
Note Date:	1/10/2024	4th Most Recent NOI (As of)(3):	$3,466,476 (12/31/2020)
Maturity Date:	2/6/2029	3rd Most Recent NOI (As of)(3):	$7,322,604 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$9,895,372 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(4):	$10,421,934 (TTM 10/31/2023)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	52.8% / $165.96 / $87.56
Amortization Type:	Interest Only	UW Revenues:	$38,108,811
Call Protection:	L(24),DorYM1(29),O(7)	UW Expenses:	$27,746,341
Lockbox / Cash Management:	Soft / Springing	UW NOI(4):	$10,362,469
Additional Debt:	No	UW NCF:	$8,838,117
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$108,000,000 / $207,692
Additional Debt Type:	N/A	Appraisal Date:	11/29/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$116,346
Taxes:	$83,872	$27,957	N/A	Maturity Date Loan / Room:	$116,346
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.0%
FF&E Reserves:	$0	$127,029	N/A	Maturity Date LTV:	56.0%
Seasonality Reserve:	$0	Springing	$3,000,000	UW NCF DSCR:	1.94x
				UW NOI Debt Yield:	17.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$60,500,000	100.0%	Return of Equity	$34,678,136	57.3%
			Loan Payoff	24,860,492	41.1
			Closing Costs	877,500	1.5
			Upfront Reserves	83,872	0.1
Total Sources	$60,500,000	100.0%	Total Uses	$60,500,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Collateral for the Margaritaville Lake of the Ozarks Mortgage Loan (as defined below) includes (i) the fee simple interest in approximately 176 acres (which includes the guest rooms and most amenities) and (ii) the leasehold interest in approximately 0.68 acres which comprises a maintenance building. The leasehold interest is subject to a ground lease with a 99-year term anticipated to expire in August 2076 with total annual rent payments equal to $1.00.
(3)	Historical NOI reflects operations impacted by the COVID-19 pandemic.
(4)	The borrower sponsors purchased the Margaritaville Lake of the Ozarks Property (as defined below) in June 2017 for $30.0 million and have completed approximately $26.5 million in PIP work and capital expenditure projects as part of the hotel's conversion to a branded Margaritaville resort. Projects included an expansion with 26 additional hotel rooms (opened in July and August 2023), room renovations (which included new case goods, flooring, beds, lighting and art work) and construction of the Landshark Bar & Grill, which is a lakeside pool and bar. The increase in NOI between the Most Recent NOI and the UW NOI is primarily driven by 26 additional rooms coming online in July and August 2023.

The Loan. The third largest mortgage loan (the “Margaritaville Lake of the Ozarks Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $60,500,000 and is secured by the borrower’s fee and ground leasehold interest in a 520-room, full service hotel located in Osage Beach, Missouri (the “Margaritaville Lake of the Ozarks Property”). The Margaritaville Lake of the Ozarks Mortgage Loan was co-originated on January 10, 2024 by Starwood Mortgage Capital LLC (“SMC”) and Goldman Sachs Bank USA (“GS”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 3 – Margaritaville Lake of the Ozarks

The Margaritaville Lake of the Ozarks Mortgage Loan has a five-year term, is interest-only for the entire loan term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Margaritaville Lake of the Ozarks Mortgage Loan is the monthly payment date that occurs in February 2029.

The Property. The Margaritaville Lake of the Ozarks Property is a 520-room full service hotel located along the shoreline of Osage Beach, Missouri. The Margaritaville Lake of the Ozarks Property, which was previously known as Tan-Tar-A Resort, opened in 1960. The Margaritaville Lake of the Ozarks Property is a destination resort that is located on the shores of the 54,000-acre Lake of the Ozarks. Amenities at the Margaritaville Lake of the Ozarks Property include 76,748 square feet of meeting space, a 126-boat slip marina offering boat and water sport rentals, a 20,000 square foot indoor waterpark, 18-holes of golf and nine food and beverage outlets (including three full-service restaurants and a poolside bar).

The Margaritaville Lake of the Ozarks Property offers guests a wide array of accommodations including single rooms, one-bedroom suites, two-bedroom suites and parlor suites. Standard guestroom amenities include personal refrigerators, flat-screen televisions, free high-speed internet access and a work area. The Margaritaville Lake of the Ozarks Property’s suites, including one-bedroom suites, two-bedroom suites, and parlor suites, offer a kitchenette with a half-size refrigerator and freezer, oven, stove, sink, toaster and microwave. Furthermore, the Margaritaville Lake of the Ozarks Property’s one-bedroom and two-bedroom suites offer living quarters that are large enough to sleep up to five and eight guests, respectively.

The borrower sponsors began managing the Margaritaville Lake of the Ozarks Property through their management company in 2012 when the prior loan on the Margaritaville Lake of the Ozarks Property transferred to special servicing. The borrower sponsors acquired the Margaritaville Lake of the Ozarks Property in 2017 for $30.0 million from an REO sale. At the time, the Margaritaville Lake of the Ozarks Property was unflagged and in a state of disrepair after the prior owner lost the Margaritaville Lake of the Ozarks Property in a foreclosure. Following its acquisition, the borrower sponsors converted the Margaritaville Lake of the Ozarks Property to a Margaritaville-branded resort. As part of the conversion, the Margaritaville Lake of the Ozarks Property underwent substantial improvements, including full guest room renovations, the addition of two restaurants and bars, as well as exterior and pool renovations. In total, the borrower sponsors have invested approximately $26,530,000 ($51,000/room) to flag the hotel as a Margaritaville resort. In connection with the borrower sponsor’s acquisition, the borrower entered into a new 20-year franchise agreement following the flag conversion in 2019. The franchise agreement’s initial term expires in 2039 with two, five-year extension options.

Appraisal. According to the appraisal, the Margaritaville Lake of the Ozarks Property had an “as-is” appraised value of $108,000,000 as of November 29, 2023. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$108,000,000	8.00%
(1)	Source: Appraisal.
(2)	The appraisal used an income capitalization approach to arrive at the appraised value. The capitalization rates shown above represent the reversionary capitalization rate.

Environmental. According to the Phase I environmental assessment dated December 7, 2023, there is a recognized environmental condition at the Margaritaville Lake of the Ozarks Property relating to four underground storage tanks that were installed in the early 1970s and removed in 1986; however, there are no closure reports or removal documentation. As such, the Phase I environmental assessment recommended the performance of a subsurface investigation of the site of the former underground storage tanks which was estimated to cost from $15,000 to $435,000. At origination of the Margaritaville Lake of the Ozarks Mortgage Loan, a $1,000,000 environmental insurance policy for the benefit of the lender was obtained.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 3 – Margaritaville Lake of the Ozarks

The Market. The Lake of the Ozarks is home to one of the Midwest’s most popular lake destinations, with more than 1,150 miles of shoreline. The Lake of the Ozarks offers access to public beaches, fishing, watersports, golfing, and state parks, bringing more than five million visitors annually due to its central location to several major cities in the Midwest. According to the appraisal, the Margaritaville Lake of the Ozarks Property’s demand concentration is 70% meeting and group business and 30% transient business.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Margaritaville Lake of the Ozarks Property and its competitors:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Margaritaville Lake of the Ozarks(4)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2020	33.6%	$130.03	$43.67	29.2%	$159.04	$46.49	87.0%	122.3%	106.4%
2021	41.2%	$157.26	$64.82	42.8%	$162.32	$69.48	103.8%	103.2%	107.2%
2022	45.5%	$154.85	$70.46	54.0%	$162.79	$87.86	118.6%	105.1%	124.7%
TTM(5)	50.3%	$152.61	$76.70	54.5%	$165.86	$90.44	108.5%	108.7%	117.9%
(1)	Data provided by a third party market research report.
(2)	The variances between the underwriting, appraisal and third party market research provider data with respect to Occupancy, ADR and RevPAR at the Margaritaville Lake of the Ozarks Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Capitol Plaza Hotel, Chateau On The Lake Resort, Holiday Inn Executive Center Columbia Mall, Camden On The Lake and Hilton Branson Convention Center.
(4)	Data based on the underwritten Occupancy, ADR and RevPAR.
(5)	TTM represents the trailing 12-month period ending October 31, 2023.

The following table presents certain information with respect to the historical and underwritten cash flows of the Margaritaville Lake of the Ozarks Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022(1)	TTM(1)(2)	Underwritten(1)	Per Room(3)	%(4)
Occupancy	29.2%	42.8%	54.0%	54.5%	52.8%
ADR	$159.04	$162.32	$162.79	$165.86	$165.96
RevPAR	$46.49	$69.48	$87.86	$90.44	$87.56

Room Revenue	$8,404,934	$12,527,704	$15,841,945	$16,591,657	$16,619,607	$31,961	43.6%
Food & Beverage Revenue	6,766,438	10,884,840	13,991,862	14,731,291	14,746,901	28,359	38.7
Other Departmental Revenue	4,940,664	6,148,260	6,747,708	6,735,166	6,742,303	12,966	17.7
Total Revenue	$20,112,036	$29,560,804	$36,581,515	$38,058,114	$38,108,811	$73,286	100.0%

Room Expense	2,642,436	3,739,549	4,575,627	4,872,127	4,880,334	9,385	29.4
Food & Beverage Expenses	4,333,653	6,458,340	8,344,974	8,899,819	8,909,249	17,133	60.4
Other Departmental Expenses	2,549,395	2,988,033	3,267,551	3,051,684	3,054,918	5,875	45.3
Departmental Expenses	$9,525,484	$13,185,922	$16,188,152	$16,823,629	$16,844,501	$32,393	44.2%

Gross Operating Income	$10,586,551	$16,374,882	$20,393,363	$21,234,484	$21,264,309	$40,893	55.8%

Operating Expenses	$5,727,939	$7,633,625	$8,911,808	$9,086,694	$9,098,943	$17,498	23.9%

Gross Operating Profit	$4,858,612	$8,741,257	$11,481,555	$12,147,790	$12,165,366	$23,395	31.9%

Fixed Expenses	$1,392,136	$1,418,652	$1,586,183	$1,725,856	$1,802,897	$3,467	4.7%

Net Operating Income	$3,466,476	$7,322,604	$9,895,372	$10,421,934	$10,362,469	$19,928	27.2%
FF&E	804,481	1,182,432	1,463,261	1,522,325	1,524,352	2,931	4.0
Net Cash Flow	$2,661,995	$6,140,172	$8,432,111	$8,899,610	$8,838,117	$16,996	23.2%
(1)	The increase in NOI between 2022 and the UW NOI is primarily driven by 26 additional rooms coming online in July and August 2023.
(2)	TTM column reflects the trailing 12 months ending October 31, 2023.
(3)	Per Room values are based on 520 rooms.
(4)	% column represents percent of Total Revenue except for Room Expense, Food & Beverage Expenses and Other Departmental Expenses which are based on their corresponding revenue line items.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 3 – Margaritaville Lake of the Ozarks

The Borrower. The borrower is Tan Tar A State Road, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Margaritaville Lake of the Ozarks Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and guarantors are Carlos J. Rodriguez, Sr. and Carlos J. Rodriguez, Jr. The borrower sponsors are principals of Driftwood Hospitality (“Driftwood”). Driftwood is a commercial real estate investment, development, and lending platform specializing in the hospitality sector. The principals of Driftwood Hospitality have over 30 years of experience. Driftwood currently operates 86 hotels with more than 16,500 rooms throughout the United States, the Bahamas and Costa Rica. Driftwood’s portfolio includes several brands that range from full-service hotels and resorts to midsize select-service, extended stay, and independent boutiques. Driftwood’s hotels include Marriott, Hilton, Hyatt, IHG and Wyndham flagged properties.

Property Management. The Margaritaville Lake of the Ozarks Property is managed by Driftwood Hospitality Management II, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $83,872 for real estate taxes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $27,957.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; however, such monthly insurance escrow is suspended so long as the borrower maintains a blanket policy acceptable to the lender and no event of default is ongoing, among other conditions. The monthly insurance escrow is currently suspended.

Replacement Reserves – On a monthly basis, the borrower is required to escrow an amount equal to 1/12th of 4% of annual gross revenues, which currently equates to $127,029.

Seasonality Reserve – On a monthly basis in July, August, September and October of each year, the borrower is required to deposit $750,000 subject to a cap of $3,000,000. The lender is required to disburse $600,000 from the seasonality reserve to the borrower on each monthly payment date in November, December, January, February and March.

Lockbox / Cash Management. The Margaritaville Lake of the Ozarks Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or property manager, as applicable, must cause all credit card receipts to be deposited into the lockbox account. On each business day, all funds in the lockbox account will be swept to an account designated by the borrower. Upon the occurrence and during the continuance of a Margaritaville Lake of the Ozarks Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Margaritaville Lake of the Ozarks Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Margaritaville Lake of the Ozarks Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Margaritaville Lake of the Ozarks Mortgage Loan. To the extent that no Margaritaville Lake of the Ozarks Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Margaritaville Lake of the Ozarks Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Margaritaville Lake of the Ozarks Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (based on a 30-year amortization schedule) is less than 1.25x based on the trailing 12 months; (iii) the expiration of the franchise agreement; (iv) a default under the franchise agreement; (v) the borrower or franchisor delivers notice of its intent to termination the franchise agreement; or (vi) the termination of the franchise agreement.

A Margaritaville Lake of the Ozarks Sweep Event Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) with regard to clause (ii), upon the debt service coverage ratio (based on a 30-year amortization schedule) based on the trailing 12-month period being at least 1.30x for two consecutive calendar quarters; (c) with regard to clauses (iii), (iv), (v), and (vi), upon the borrower (x) entering into a qualified franchise agreement, (y) the term of the related franchise agreement commencing and (z) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 3 – Margaritaville Lake of the Ozarks

borrower delivers to the lender a comfort letter from the franchisor; (d) with regard to clause (iv), upon the cure of such default; and (e) with regard to clause (v), upon the borrower or franchisor withdrawing its notice to terminate the franchise agreement.

Subordinate Debt. None.

Mezzanine Debt. From and after January 10, 2026, the borrower is permitted to obtain mezzanine debt from an acceptable mezzanine lender under the following conditions, among others: (a) minimum combined debt service coverage ratio of 1.40x, (b) aggregate maximum loan-to-value ratio of 75.0%, (c) the Margaritaville Lake of the Ozarks Property will have satisfied a minimum debt yield of 15.00% for at least two consecutive non-overlapping trailing 12 month calendar periods, (d) delivery of an intercreditor agreement satisfactory to the mortgage lender and (e) rating agency confirmation.

Partial Release. The borrower may obtain a release of the portion of the Margaritaville Lake of the Ozarks Property subject to the ground lease described immediately below for no value. Such ground leased parcel contains a maintenance building and certain ancillary storage buildings – none of which were given any value in the appraisal. Such partial release is conditioned on, amongst other things, any support facilities located on the release property and reasonably necessary for the operation of the remaining Margaritaville Lake of the Ozarks Property being satisfactorily relocated on the remaining Margaritaville Lake of the Ozarks Property and the partial release having no adverse REMIC impact.

Ground Lease. The Margaritaville Lake of the Ozarks Mortgage Loan is secured in part by the borrower’s leasehold interest in a 0.68-acre parcel under a ground lease for a maintenance shed with the neighboring homeowner’s association. The ground lease is currently scheduled to expire on August 11, 2076 and requires ground rent payments equal to $1.00 per annum. The ground lease has two 99-year renewal options with no rental increases. The borrower and the borrower sponsors are liable for losses resulting from any failure to pay ground rent as required under the ground lease or if the ground lease terminates or expires for any reason during the term of the Margaritaville Lake of the Ozarks Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 4 – Galleria at Tyler

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 4 – Galleria at Tyler

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 4 – Galleria at Tyler

UPPER LEVEL
amc THEATRES
HUGHES
ALLEY
ROBBINS BROTHERS
AY MI PA
Yard House
STAGECOACH
FRIDAYS
BARNES & NOBLE
jcpenney
MAGNOLIA AVENUE
RIVERSIDE FREEWAY
FOREVER 21
SHOPS
macy's
The Cheesecake Factory
PF CHANG'S
FURNITURE CITY
TYLER STREET
N
Anchor / Major
In-line
Vacant
Not Part of Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 4 – Galleria at Tyler

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 4 – Galleria at Tyler
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	SGFC, GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	5.5%	Net Rentable Area (SF)(5):	565,913
Loan Purpose:	Refinance	Location:	Riverside, CA
Borrower:	Tyler Mall Limited Partnership	Year Built / Renovated:	1970 / 1991, 2007
Borrower Sponsors:	Brookfield Properties Retail Holding LLC and Teachers’ Retirement System of the State of Illinois	Occupancy:	90.3%
Interest Rate:	7.91900%	Occupancy Date:	12/18/2023
Note Date:	12/13/2023	4th Most Recent NOI (As of):	$20,929,304 (12/31/2020)
Maturity Date:	1/1/2029	3rd Most Recent NOI (As of):	$19,509,271 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$24,423,689 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$23,997,964 (TTM 11/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	87.9%
Amortization Type:	Interest Only	UW Revenues:	$36,420,340
Call Protection(2):	L(25),D(28),O(7)	UW Expenses:	$11,434,747
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$24,985,593
Additional Debt(1):	Yes	UW NCF:	$23,644,379
Additional Debt Balance(1):	$100,000,000	Appraised Value / Per SF:	$300,000,000 / $530
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/12/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$265
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$265
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	50.0%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.96x
Other Reserves(4):	$9,924,378	$0	N/A	UW NOI Debt Yield:	16.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$150,000,000	91.8%	Loan Payoff	$152,794,561	93.5%
Borrower Sponsor Equity	13,330,744	8.2	Upfront Reserves	9,924,378	6.1
			Closing Costs	611,806	0.4

Total Sources	$163,330,744	100.0%	Total Uses	$163,330,744	100.0%
(1)	The Galleria at Tyler Mortgage Loan (as defined below) is part of the Galleria at Tyler Whole Loan (as defined below), which is comprised of nine pari passu notes with an aggregate original principal balance and Cut-off Date Balance of $150,000,000. The Galleria at Tyler Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”), Bank of America, National Association (“BANA”) and Société Générale Financial Corporation (“SGFC”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Galleria at Tyler Whole Loan.
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on February 6, 2024. Defeasance of the Galleria at Tyler Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Galleria at Tyler Whole Loan to be securitized and (b) December 13, 2026. The assumed defeasance lockout period of 25 payments is based on the expected BMO 2024-C3 securitization closing date in February 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserves consists of a general reserve ($5,000,000), outstanding landlord obligations reserve ($4,687,691), and a gap rent reserve ($236,687).
(5)	The Galleria at Tyler Property (as defined below) is the collateral portion of a larger mall containing 1,187,621 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 4 – Galleria at Tyler

The Loan. The fourth largest mortgage loan (the “Galleria at Tyler Mortgage Loan”) is part of a whole loan (the “Galleria at Tyler Whole Loan”) that is evidenced by nine pari passu promissory notes in the aggregate original principal amount of $150,000,000 and secured by the borrower’s fee interest in a 565,913 square foot super regional mall located in Riverside, California (the “Galleria at Tyler Property”). The Galleria at Tyler Whole Loan was co-originated on December 13, 2023 by DBNY, BANA and SGFC and accrues interest at the rate of 7.91900% per annum. The Galleria at Tyler Mortgage Loan is evidenced by the non-controlling Note A-2-3, non-controlling Note A-3-1 and non-controlling Note A-3-2. With an aggregate original principal balance of $50,000,000. GACC is selling Note A-2-3 with an original principal balance of $10,000,000 and SGFC is selling Notes A-3-1 and A-3-2 with an aggregate original principal balance of $40,000,000. The remaining promissory notes comprising the Galleria at Tyler Whole Loan are summarized in the below table. The relationship between the holders of the Galleria at Tyler Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Galleria at Tyler Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the Benchmark 2024-V5 transaction; however, following the securitization of the controlling Note A-1-1, the Galleria at Tyler Whole Loan will be serviced pursuant to the pooling and servicing agreement for the transaction that includes the controlling Note A-1-1. See “Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Galleria at Tyler Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1(1)	$30,000,000	$30,000,000	BANA	Yes
A-1-2(1)	$20,000,000	$20,000,000	BANA	No
A-1-3(1)	$10,000,000	$10,000,000	BANA	No
A-2-1	$20,000,000	$20,000,000	Benchmark 2024-V5	No
A-2-2	$15,000,000	$15,000,000	Benchmark 2024-V5	No
A-2-3	$10,000,000	$10,000,000	BMO 2024-5C3	No
A-3-1	$20,000,000	$20,000,000	BMO 2024-5C3	No
A-3-2	$20,000,000	$20,000,000	BMO 2024-5C3	No
A-3-3(1)	$5,000,000	$5,000,000	SGFC	No
Whole Loan	$150,000,000	$150,000,000
(1)	Expected to be contributed to one or more securitization trust(s).

The Property. The Galleria at Tyler Property is a 565,913 square foot portion of an 1,187,621 square foot super regional mall (the “Galleria at Tyler Mall”) located in Riverside, California. The Galleria at Tyler Mall is comprised of eight buildings located on 29.58 acres, has over 120 tenants and has 5,679 parking spaces in total for a ratio of 4.8 spaces per 1,000 square feet. The Galleria at Tyler Property opened in 1970 and was most recently renovated in 2007. The Galleria at Tyler Property is shadow anchored by non-collateral tenants JC Penney, Macy’s, Forever 21 and Furniture City and anchored by the collateral tenant AMC, and includes as major tenants Barnes & Noble, Old Navy, Victoria’s Secret and H&M.

The top 10 collateral tenants at the Galleria at Tyler Property represent 30.9% of total square feet and generate 29.8% of underwritten rent. The Galleria at Tyler Property also features a strong restaurant lineup including Ay Mi Pa, Yard House, TGI Friday’s, Buffalo Wild Wings, and The Cheesecake Factory. Over the trailing-12 months ended October 31, 2023, the Galleria at Tyler Property generated total sales of approximately $217 million (excluding non-collateral tenants, JC Penney, and Macy’s). Over the same time period, inline tenants (less than 10,000 square feet) generated sales of approximately $561 per square foot, with an occupancy cost of 14.6%. The Galleria at Tyler Property had a five- year average occupancy between 2018-2022 of 95.3%, including temporary tenants, and 88.2% without temporary tenants.

The Galleria at Tyler Property was originally developed in 1970 and was most recently renovated in 2007. Since 2019, the borrower sponsors have invested approximately $16.2 million. This investment has helped maintain the occupancy and attract new tenants including Furniture City and several well performing restaurants. Several tenants have recently invested capital to their units. Existing tenant House of Hoops by Foot Locker is currently in negotiations to expand into 9,985 square feet from its 5,598 square foot unit. Victoria’s Secret and H&M, two top ten tenants at the Galleria at Tyler Property, recently renovated their units investing approximately $5 million ($420 per square foot) and $2 million ($95 per square foot), respectively. The borrower sponsors currently plan to invest an additional approximately $2.5 million through 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 4 – Galleria at Tyler

However, such investment is not required or reserved for under the Galleria at Tyler Whole Loan documents. Additionally, new tenant JDSports opened in early December 2023 in an 8,621 square foot unit and invested approximately $1.6 million ($185 per square foot) in its space.

Major Tenants. The three largest tenants based on underwritten base rent are AMC, Barnes and Noble and H&M.

AMC (70,000 square feet; 12.4% of net rentable area (“NRA”); 9.6% of underwritten base rent). AMC (Fitch/Moody’s/S&P: NR/Caa1/CCC+) is an American movie theater chain that was founded in 1920 in Kansas City, Missouri, now headquartered in Leawood, Kansas. It has 2,826 screens in 354 European theaters and 7,648 screens in 586 American theaters. In 2006, AMC merged with Loews Cineplex Entertainment to form AMC Entertainment, and in 2017 after acquiring Odeon, UCI and Carmike Cinemas, AMC became one of the largest movie theater chains in the world. The AMC at the Galleria at Tyson Property is the number one location within the region and generates approximately $750,000 in sales per screen as of September 2023. The AMC lease expires December 31, 2028, has two five-year renewal options, one four-year renewal option, a six-month renewal option and no termination options.

H&M (20,799 square feet; 3.7% of NRA; 3.0% of underwritten base rent). H&M (Fitch/Moody’s/S&P: NR/NR/BBB) is a global fashion and design company, with over 4,000 stores in more than 70 markets and online sales in 60 markets. The brands of H&M are available through physical stores and digital channels in markets globally. H&M employs approximately 150,000 people. H&M’s lease expires in January 2032, has two, three-year renewal options exercisable upon no less than 180 days prior written notice and no termination options.

Victoria’s Secret (12,000 square feet; 2.1% of NRA; 3.0% of underwritten base rent). Victoria’s Secret (Fitch/Moody’s/S&P: NR/Ba3/BB-) is a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim as well as fragrances and body care. Victoria’s Secret was founded in 1977 and comprises two brands, Victoria’s Secret and PINK. Victoria’s Secret employs 30,000 associates across a global footprint of approximately 1,360 retail stores in approximately 70 countries. The Victoria’s Secret lease expires in January 2033, has no renewal options and no termination options .

Appraisal. According to the appraisal, the Galleria at Tyler Property had an “as-is” appraised value of $300,000,000 as of October 12, 2023. The table below shows the appraiser’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$300,000,000	7.50%
(1)	Source: Appraisal.
(2)	The appraiser used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

Environmental. According to the Phase I environmental assessment dated October 12, 2023, there was no evidence of any recognized environmental conditions at the Galleria at Tyler Property.

The following table presents certain information relating to the historical occupancy of the Galleria at Tyler Property:

Historical and Current Occupancy(1)
2016	2017	2018	2019	2020	2021	2022	Current(2)
93.3%	96.6%	93.6%	93.7%	87.9%	82.3%	83.7%	90.3%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of December 18, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 4 – Galleria at Tyler

The following table presents certain information relating to the largest tenants (of which certain tenants may have co-tenancy provisions) based on underwritten base rent at the Galleria at Tyler Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Non-Collateral Anchors(3)
JC Penney	NR/NR/NR	165,566	26.6%	NAP	NAP	NAP	1/31/2068
Macy's	BBB-/Ba1/BB+	157,384	25.3	NAP	NAP	NAP	1/31/2068
Forever 21	NR/NR/NR	153,500	24.7	NAP	NAP	NAP	1/31/2068
Furniture City	NR/NR/NR	145,258	23.4	NAP	NAP	NAP	1/31/2068
Non-Collateral Anchors Subtotal/Wtd. Avg.		621,708	100.0%	NAP	NAP	NAP

Major Tenants
AMC(4)	NR/Caa1/CCC+	70,000	12.4%	$29.97	$2,098,250	9.6%	12/31/2028
H&M(5)	NR/NR/BBB	20,799	3.7	$31.88	663,000	3.0	1/31/2032
Victoria's Secret	NR/Ba3/BB-	12,000	2.1	$53.74	644,880	3.0	1/31/2033
Barnes & Noble	NR/NR/NR	25,000	4.4	$25.00	625,000	2.9	1/31/2029
The Cheesecake Factory(6)	NR/NR/NR	10,047	1.8	$45.00	452,115	2.1	1/31/2027
House of Hoops by Foot Locker	NR/Baa2/BB	5,598	1.0	$78.29	438,267	2.0	1/31/2024
Lenscrafters	A/NR/A2	3,234	0.6	$131.04	423,783	1.9	8/31/2032
Old Navy	BB/NR/Ba3	14,504	2.6	$26.66	386,725	1.8	6/30/2029
Vans	NR/Baa3/BBB	3,503	0.6	$107.46	376,449	1.7	4/30/2028
Yard House(7)	NR/NR/NR	10,001	1.8	$37.26	372,680	1.7	12/31/2029
Largest Tenants		174,686	30.9%	$37.10	$6,481,149	29.8%
Remaining Tenants		336,356	59.4	$45.48	15,295,863	70.2
Total Occupied		511,042	90.3%	$42.61	$21,777,012	100.0%
Vacant Space(4)		54,871	9.7
Totals/ Wtd. Avg.		565,913	100.0%
(1)	Based on the underwritten rent roll dated December 18, 2023 with rent steps though December 1, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	U/W Base Rent, U/W Base Rent Per SF and % of Total U/W Base Rent are inclusive of rent steps.
(4)	AMC has two, five-year renewal options, as well as one successive separate renewal option for 4 years and 6 months, all of which are exercisable upon no less than six months’ prior written notice.
(5)	H&M has two, three-year renewal options exercisable upon no less than 180 days’ prior written notice.
(6)	The Cheesecake Factory has one, five-year renewal option exercisable upon no less than 180 days’ prior written notice.
(7)	Yard House has one, five-year renewal option exercisable upon no less than 365 days’ prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 4 – Galleria at Tyler

The following table presents tenant sales history for the Galleria at Tyler Property:

Sales History(1)
Tenancy Type	2020(2)	2021	2022	TTM October 2023
Gross Mall Sales(3)	$129,668,503	$223,554,180	$222,098,118	$216,594,512
Estimated Macy’s Sales(4)	$23,500,000	$39,900,000	$46,500,000	$46,500,000
Estimated JC Penney Sales(4)	$9,800,000	$15,900,000	$14,700,000	$14,700,000
AMC (Sales Per Screen)(5)	$122,879	$407,093	$645,462	$748,645
Sales PSF (Inline < 10,000 SF)	$315	$631	$602	$561
Occupancy Cost (Inline < 10,000 SF)	23.80%	10.70%	13.30%	14.60%
(1)	Information is as of October 31, 2023, as provided by the borrower sponsor, and only includes tenants reporting sales.
(2)	The Galleria at Tyler Property closed due to the COVID-19 pandemic from March 16, 2020 through May 26, 2020.
(3)	Excludes estimated sales for the non-collateral tenants, Forever 21, Furniture City, JC Penney and Macy’s.
(4)	Represents estimated sales as per the appraisal. TTM October 2023 sales are shown as of year-end 2022.
(5)	AMC Sales are as of September 2023 and are based on 16 screens.

The following table presents certain information relating to the lease rollover schedule at the Galleria at Tyler Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	54,871	9.7%	NAP	NA	P	54,871	9.7%	NAP	NAP
2023 & MTM	6	13,055	2.3	$378,984	1.7%		67,926	12.0%	$378,984	1.7%
2024	28	74,917	13.2	3,269,725	15.0		142,843	25.2%	$3,648,709	16.8%
2025	16	37,350	6.6	2,141,618	9.8		180,193	31.8%	$5,790,326	26.6%
2026	18	41,185	7.3	1,967,484	9.0		221,378	39.1%	$7,757,811	35.6%
2027	13	46,819	8.3	2,298,810	10.6		268,197	47.4%	$10,056,621	46.2%
2028	14	113,861	20.1	4,197,159	19.3		382,058	67.5%	$14,253,780	65.5%
2029	5	56,031	9.9	1,708,785	7.8		438,089	77.4%	$15,962,566	73.3%
2030	7	35,988	6.4	1,399,744	6.4		474,077	83.8%	$17,362,310	79.7%
2031	1	1,663	0.3	125,333	0.6		475,740	84.1%	$17,487,643	80.3%
2032	5	37,540	6.6	1,555,323	7.1		513,280	90.7%	$19,042,966	87.4%
2033	6	20,884	3.7	1,333,208	6.1		534,164	94.4%	$20,376,174	93.6%
2034 & Beyond	7	31,749	5.6	1,400,838	6.4		565,913	100.0%	$21,777,012	100.0%
Total	126	565,913	100.0%	$21,777,012	100.0%
(1)	Based on the underwritten rent roll dated December 18, 2023.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 4 – Galleria at Tyler

The following table presents certain information relating to the underwritten cash flows of the Galleria at Tyler Property:

Operating History and Underwriting Net Cash Flow
	2019	2020	2021	2022	T12 Nov 2023	Underwritten(1)	Per Square Foot	%(2)
Base Rent(1)	$21,286,629	$19,588,464	$16,032,131	$18,149,491	$20,074,413	$21,777,012	$38.48	59.7%
Gross Up Vacancy	0	0	0	0	0	4,369,816	7.72	12.0
Overage Rent	677,626	191,399	1,929,273	3,020,101	2,148,900	1,576,946	2.79	4.3
Percentage Rent in Lieu	51,704	270,840	786,315	230,683	83,273	0	0	0.0
Gross Potential Rent	$22,015,959	$20,050,703	$18,747,719	$21,400,275	$22,306,586	$27,723,775	$48.99	76.0%
Total Reimbursements	11,622,000	11,301,120	7,997,303	8,797,039	8,326,854	8,750,398	15.46	24.0
Total Gross Income	$33,637,959	$31,351,823	$26,745,022	$30,197,314	$30,633,440	$36,474,173	$64.45	100.0%
Other Income	709,847	221,383	237,625	378,850	468,399	241,610	0.43	0.7
Specialty Leasing	3,548,392	2,384,991	4,059,320	4,086,308	4,057,312	4,135,711	7.31	11.3
(Vacancy / Credit Loss)	(76,984)	(3,118,798)	(837,226)	797,111	114,734	(4,431,154)	(7.83)	(12.1)
Effective Gross Income	$37,819,214	$30,839,398	$30,204,741	$35,459,583	$35,273,885	$36,420,340	$64.36	99.9%
Management Fee	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1.77	2.7
Real Estate Taxes(3)	3,464,886	3,457,597	3,528,748	3,565,886	3,771,601	3,703,438	6.54	10.2
Insurance	231,728	283,173	473,191	605,908	594,172	652,715	1.15	1.8
Other Expenses(4)	5,957,543	5,169,325	5,693,531	5,864,099	5,910,148	6,078,594	10.74	16.7
Total Expenses	$10,654,157	$9,910,094	$10,695,470	$11,035,894	$11,275,921	$11,434,747	$20.21	31.4%
Net Operating Income	$27,165,057	$20,929,304	$19,509,271	$24,423,689	$23,997,964	$24,985,593	$44.15	68.6%
Capital Expenditures	0	0	0	0	0	209,388	0.37	0.6
TI/LC	0	0	0	0	0	1,131,826	2	3.1
Net Cash Flow	$27,165,057	$20,929,304	$19,509,271	$24,423,689	$23,997,964	$23,644,379	$41.78	64.9%
(1)	Based on the underwritten rent roll dated December 18, 2023 with rent steps though December 1, 2024.
(2)	% column represents percent of Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	With regards to the underwritten real estate taxes, the real estate tax obligations for the Galleria at Tyler Property include assessments to pay debt service on revenue bonds with an original principal amount of $15,980,000 that relate to construction of parking improvements at the Galleria at Tyler Property. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.
(4)	Other Expenses include janitorial and cleaning, common area maintenance, utilities, marketing and advertising, landscaping, general and administrative, and security expenses.

The Market. The Galleria at Tyler Property is located in the Riverside, California submarket, approximately 55 miles east of Los Angeles International Airport, adjacent to Riverside Freeway and six miles east of I-15. Riverside is the largest city in the Inland Empire market, the metropolitan region inland of and adjacent to coastal Southern California, bordering Los Angeles County to the west. The Galleria at Tyler Property’s trade area consists of a population of approximately 1.4 million residents with an average household income over $98,640 as of 2022. Local industry drivers with the largest labor forces include local county and school officials, County of Riverside, March Air Force, and University of California, totaling approximately 43,000 employees. The Galleria at Tyler Property benefits from proximity to multiple colleges and universities within a fifteen-minute drive, including the University of California, Riverside, with a total student population of approximately 27,000. The Galleria at Tyler Property is the only shopping center in Riverside and is situated in between I-15 and I-215. The Galleria at Tyler Property is located approximately 17 miles from its closest competitor. The nearest Francesca’s, Yard House, The Cheesecake Factory, P.F. Chang’s, Aldo, Pandora, and AMC are located over 20 miles away, and the next closest Journeys, Miniso, Shoe Palace, Foot Locker, H&M are over 15 miles away.

The Galleria at Tyler Property is located within the Riverside retail submarket. The Riverside retail submarket is comprised of approximately 17.7 million square feet of retail space, accounting for 8.80% of the 201.6 million square feet of the Inland Empire market inventory. Over the 12 months ending December 2023, the Riverside market has delivered approximately 68,600 square feet of retail space and had annual rent growth of 3.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 4 – Galleria at Tyler

The following table presents certain information relating to the demographics of the Galleria at Tyler Property:

Demographics Summary(1)(2)
Property Name	City, State	Whole Loan Cut-off Date Balance	1-mile Population	3-mile Population	5-mile Population	1-mile Avg Household Income	3-mile Avg Household Income	5-mile Avg Household Income
Galleria at Tyler	Riverside, CA	$150,000,000	18,955	137,599	251,187	$80,749	$97,717	$104,065
(1)	Source: Appraisal.
(2)	Values are as of 2022.

The Borrower. The borrower for the Galleria at Tyler Whole Loan is Tyler Mall Limited Partnership, a Delaware limited partnership single purpose entity with two independent directors. Legal counsel to the Galleria at Tyler borrower delivered a non-consolidation opinion in connection with the origination of the Galleria at Tyler Whole Loan.

The Borrower Sponsors. The borrower sponsors are Brookfield Properties Retail Holding LLC (“Brookfield Retail”) and the Teachers’ Retirement System of the State of Illinois (“TRSIL”), each of which owns a 50% interest in the borrower. The non-recourse carveout guarantor is GGP-TRS L.L.C., an affiliate of Brookfield Retail and the 100% owner of the borrower. Brookfield Retail is a fully integrated, diversified global real estate services company that has portfolio management and development capabilities across the real estate investment strategies of Brookfield Corporation. Brookfield Property Partners owns, operates and develops a large portfolio of office, retail, multifamily, industrial, hospitality, triple net lease, student housing and manufactured housing assets. Brookfield Retail owns over 160 retail properties totaling over 130 million square feet throughout the United States.

TRSIL is an Illinois state government agency dealing with pensions and other financial benefits for teachers and other workers in education in Illinois. The Illinois General Assembly created TRSIL of Illinois in 1939 for the purpose of providing retirement annuities, and disability and survivor benefits for educators employed in public schools outside the city of Chicago. As of September 30, 2023, TRSIL had nearly $66.0 billion of assets under management.

Property Management. The Galleria at Tyler Property is managed by Brookfield Properties Retail Inc., an affiliate of Brookfield Retail.

Escrows and Reserves. At origination, the Galleria at Tyler borrower was required to deposit into escrow approximately $4,687,691 for an outstanding landlord obligations reserve, $5,000,000 for general reserves (to be used for capital expenditures and leasing expenses) and $236,687 for a gap rent reserve.

Tax Escrows – During the continuance of a Cash Management Period (as defined below) or from and after the date on which the borrower first requests a disbursement from the general reserve (a “General Reserve Disbursement Date”), the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months on a monthly basis.

Insurance Escrows– During the continuance of a Cash Management Period, or from and after a General Reserve Disbursement Date, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, unless the Galleria at Tyler Property is insured under a blanket policy meeting the requirements of the Galleria at Tyler Whole Loan documents (in which case no insurance escrows will be required).

Replacement Reserves– During the continuance of a Cash Management Period or from and after a General Reserve Disbursement Date, the borrower is required to deposit monthly into a replacement reserve an amount equal to $17,448.83 for repairs and replacements required to be made to the Galleria at Tyler Property during the calendar year.

TI/LC Reserve – During the continuance of a Cash Management Period or from and after a General Reserve Disbursement Date, the borrower is required to deposit into a rollover reserve $94,318 for tenant improvement, landlord work, tenant improvement allowance, leasing commission obligations, reasonable legal fees and related tenant capital costs incurred following the origination date.

Lockbox / Cash Management. The Galleria at Tyler Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Galleria at Tyler Property (other than tenants under Seasonal Leases (as defined below)) to pay rents (other than Non-Core Income (as defined below) directly into a lockbox

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C3
No. 4 – Galleria at Tyler

account controlled by the lender (the “Lockbox Account”), and to deposit any rents otherwise received by the borrower or the property manager (other than Non-Core Income) into the Lockbox Account within two business days after receipt. Prior to a Cash Management Period, all funds in the Lockbox Account will be disbursed to the borrower’s operating account. During the continuance of a Cash Management Period, all funds deposited into the Lockbox Account are required to be swept each business day into a deposit account controlled by the lender (the “Cash Management Account”), to be applied and disbursed in accordance with the Galleria at Tyler Whole Loan documents to pay (i) the tax and insurance escrow deposits, if any, described above, (ii) provided that no default exists as to which the lender has initiated an enforcement action, to pay budgeted operating expenses (or actual operating expenses to the extent not more than 115% of budgeted expenses), budgeted capital expenses (or actual capital expenses to the extent not more than 110% of budgeted expenses), lender-approved extraordinary expenses, and (iii) the replacement and rollover reserve deposits, if any, described above. During the continuance of a Cash Management Period, any excess cash is required to be deposited into an excess cash reserve account to be held by the lender as additional security for the Galleria at Tyler Whole Loan; provided, that, funds on deposit in such account will be made available to the borrower for the payment of certain property-level expenses and other uses, including REIT distributions up to $200,000.

“Non-Core Income” means (i) certain de minimis amounts of rents from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but will not include rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Galleria at Tyler Property.

“Seasonal Leases” means leases or license agreements having a maximum term of one year or less.

A “Cash Management Period” means a period commencing upon (i) an event of default under the Galleria at Tyler Whole Loan, (ii) the debt yield is less than 14% as of the end of any two consecutive calendar quarters (a “Low Debt Yield Period”), or (iii) any Anchor (as defined below) (A) has “gone dark” (i.e., ceased to utilize its space for business purposes), other than a temporary closure in connection (x) with a restoration, repair or renovation, (y) compliance with applicable law, regulations and/or governmental mandates or (z) an event of force majeure, (B) has vacated its space; or (C) is the subject of certain bankruptcy or insolvency events (an “Anchor Trigger Event”). A Cash Management Period resulting from an event of default will end if the lender has waived or the borrower has cured such event of default. A Cash Management Period resulting from a Low Debt Yield Period will end if the borrower has maintained a debt yield equal to or in excess of 14% for two consecutive calendar quarters or has either (i) prepaid the Galleria at Tyler Whole Loan (without payment of a prepayment fee or yield maintenance), (ii) delivered cash to the lender, or (iii) delivered a letter of credit to the lender, in each case in an amount which if subtracted from the outstanding principal balance of the Galleria at Tyler Whole Loan would cause the debt yield to equal or exceed 14%. A Cash Management Period resulting from an Anchor Trigger Event will end if (i) for any Anchor Trigger Event described in clause (A) or (B) of the definition of Anchor Trigger Event, such Anchor operates the demised premises (to the extent not subject to any permitted subletting) for a period of no less than 30 consecutive operating days; (ii) for any Anchor Trigger Event described in clause (C) of the definition of Anchor Trigger Event, (x) if such premises occupied by the Anchor are owned by the Anchor, the bankruptcy or insolvency is dismissed or the Anchor has emerged from such bankruptcy or insolvency action and is continuing to occupy its premises or a substantial portion thereof, and (y) if such premises occupied by the Anchor are leased by the borrower to the Anchor, such lease is accepted and affirmed by the Anchor in the bankruptcy or insolvency action; or (iii) for any Anchor Trigger Event, the Anchor space or a substantial portion thereof becomes owned or leased by one or more replacement occupants reasonably approved by the lender. Upon the end of a Cash Management Period, all remaining funds in the Cash Management Account will be disbursed to the borrowers.

“Anchor” means any of (i) JC Penney, Macy’s, Forever 21, Furniture City and AMC, (ii) any tenant who occupies all or substantially all of the space currently occupied by the foregoing after an acquisition of such space by the borrower or one of its affiliates, and (iii) any replacement of either of the foregoing.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. The borrower may obtain the release of (A) one or more vacant, non-income producing and unimproved (or improved only by landscaping, surface parking or utility facilities that are either readily re-locatable or will continue to serve the Galleria at Tyler Property) parcels (including “air rights” parcels) or outlots (provided, however, that this condition

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C3
No. 4 – Galleria at Tyler

will not apply to any Galleria at Tyler Expansion Parcels (as defined below), or (B) any Galleria at Tyler Acquired Parcels (as defined below), including, if applicable, any Anchor parcel, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower delivers evidence that the parcel subject to release is not necessary for the borrower’s operation or use of the remaining Galleria at Tyler Property and may be readily separated from the Galleria at Tyler Property without a material diminution in value, (iii) the parcel subject to release has been legally subdivided and after giving effect to such transfer, the release parcel and the remaining Galleria at Tyler Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (iv) the parcel subject to the release is not necessary for the remaining portion of the Galleria at Tyler Property to comply with zoning or legal requirements, (v) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of a Galleria at Tyler Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), and (vi) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the Galleria at Tyler Whole Loan to meet such condition, with payment of a yield maintenance premium calculated based upon the amount prepaid, unless the borrower receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the release parcel.

In addition, the borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins or is proximately located near, the shopping center of which the Galleria at Tyler Property is a part, which land was not owned by the borrower on the origination date (such acquired land, a “Galleria at Tyler Expansion Parcel”), to become additional collateral for the Galleria at Tyler Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Galleria at Tyler Expansion Parcel, and (iii) the borrower delivers, among other things (a) unless the Galleria at Tyler Expansion Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Galleria at Tyler Expansion Parcel, and title insurance, (c) if the Galleria at Tyler Expansion Parcel is improved, subject to certain exceptions, a property condition report indicating that the Galleria at Tyler Expansion Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Galleria at Tyler Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed 10% of the original principal balance of the Galleria at Tyler Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

The borrower is also permitted to obtain the release of collateral parcels (each, a “Galleria at Tyler Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest (each, a “Galleria at Tyler Acquired Parcel”) as collateral for the Galleria at Tyler Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Galleria at Tyler Exchange Parcel (unless it is a Galleria at Tyler Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily re-locatable or that will continue to serve the Galleria at Tyler Property (and the borrower is able to make certain zoning representations as to the Galleria at Tyler Acquired Parcel to the same extent as made with respect to the Galleria at Tyler Exchange Parcel), (ii) the Galleria at Tyler Acquired Parcel is reasonably equivalent in value to the Galleria at Tyler Exchange Parcel, as established by a letter of value from the appraiser which appraised the Galleria at Tyler Galleria at Tyler Property or an appraiser of comparable experience selected by the borrower, (iii) with respect to the Galleria at Tyler Acquired Parcel, the borrower has delivered, among other things (a) unless the Galleria at Tyler Acquired Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Galleria at Tyler Acquired Parcel, and title insurance, (c) if the Galleria at Tyler Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Galleria at Tyler Acquired Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Galleria at Tyler Acquired Parcel, and the cost of such repairs or remediation is likely to exceed 10% of the original principal balance of the Galleria at Tyler Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the Galleria at Tyler Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Galleria at Tyler Whole Loan in order to meet such condition, with payment of a yield maintenance premium calculated based upon the amount

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C3
No. 4 – Galleria at Tyler

prepaid, unless the borrower receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the substitution and (f) the lender has received a rating agency confirmation from the applicable rating agencies, unless the applicable rating agency declines or fails to respond to the request for such confirmation.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance in an amount equal to 100% of full replacement cost and business interruption insurance for 24 months. Such insurance is required to cover acts of terrorism; provided that (a) the borrower is permitted to maintain terrorism coverage with a licensed captive insurance company that is affiliated with the borrower sponsor if certain conditions set forth in the related Galleria at Tyler Whole Loan documents are satisfied, and (b) the borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the Galleria at Tyler Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 6 – Piazza Alta

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 6 – Piazza Alta

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 6 – Piazza Alta
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type – Subtype:	Multifamily – Luxury High Rise
% of IPB:	5.0%	Net Rentable Area (Units)(5):	695
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Borrower:	Terminal Property Owner LLC	Year Built / Renovated:	2022-2023 / NAP
Borrower Sponsors:	Matthew Pestronk and Michael Pestronk	Occupancy(5):	91.9%
Interest Rate:	4.67614%	Occupancy Date:	8/3/2023
Note Date:	9/21/2023	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	10/8/2028	3rd Most Recent NOI (As of)(6):	NAV
Interest-Only Period:	60 months	2nd Most Recent NOI (As of)(6):	NAV
Original Term:	60 months	Most Recent NOI (As of)(6):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$25,836,537
Call Protection:	L(28),D(28),O(4)	UW Expenses:	$3,971,583
Lockbox / Cash Management	Soft (Residential); Hard (Commercial) / In Place	UW NOI:	$21,864,954
Additional Debt(1):	Yes	UW NCF:	$21,649,143
Additional Debt Balance(1):	$140,900,000 / $126,100,000	Appraised Value / Per Unit:	$470,600,000 / $677,122
Additional Debt Type(1)(2):	Pari Passu / Mezzanine	Appraisal Date:	6/27/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$260,924	$19,042	N/A	Cut-off Date Loan / Unit:	$267,482	$448,921
Insurance:	$144,517	Springing	N/A	Maturity Date Loan / Unit:	$267,482	$448,921
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	39.5%	66.3%
TI/LC Reserve:	$11,304,598	Springing	N/A	Maturity Date LTV:	39.5%	66.3%
Other Reserves:	$1,911,036	$3,250	N/A	UW NCF DSCR:	2.46x	1.10x
				UW NOI Debt Yield:	11.8%	7.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$185,900,000	56.0%	Loan Payoff	$294,834,291	88.8%
Mezzanine Loan(2)	126,100,000	38.0	Closing Costs(7)	23,748,203	7.1
Sponsor Equity	20,203,569	6.0	Reserves	13,621,075	4.1
Total Sources	$332,203,569	100.0%	Total Uses	$332,203,569	100.0%
(1)	The Piazza Alta Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $185,900,000 (the “Piazza Alta Whole Loan”). The financial information presented in the chart above reflects the Cut-off Date Balance of the Piazza Alta Whole Loan and the Piazza Alta Total Debt (as defined below) inclusive of a $126,100,000 mezzanine loan.
(2)	For a full description of the mezzanine loan, see “Subordinate and Mezzanine Debt” below.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	The Piazza Alta Property (as defined below) consists of a 695-unit multifamily complex with 35,111 square feet of ground floor retail space and a six-story parking garage.
(5)	Occupancy is calculated excluding management units.
(6)	Historical NOIs are not available as the Piazza Alta Property was built in several stages from 2022 to 2023.
(7)	Closing Costs includes an interest rate buy-down fee of approximately $18,252,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 6 – Piazza Alta

The Loan. The sixth largest mortgage loan (the “Piazza Alta Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee simple interest in a 695-unit, Class A luxury high rise multifamily property located in Philadelphia, Pennsylvania (the “Piazza Alta Property”). The Piazza Alta Whole Loan consists of five pari passu notes and accrues interest at 4.67614% per annum. The Piazza Alta Whole Loan has a five-year term, is interest only for the term of the loan and accrues interest on an Actual/360 basis. The Piazza Alta Whole Loan was originated by Societe Generale Financial Corporation. The Piazza Alta Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-5C2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Piazza Alta Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	BMO 2023-5C2	Yes
A-2	$50,000,000	$50,000,000	BBCMS 2023-5C23	No
A-3	$45,000,000	$45,000,000	BMO 2024-5C3	No
A-4	$10,000,000	$10,000,000	BBCMS 2023-5C23	No
A-5	$5,900,000	$5,900,000	BBCMS 2023-5C23	No
Whole Loan	$185,900,000	$185,900,000

The Property. The Piazza Alta Property is a newly developed, Class A, 695-unit luxury high rise multifamily complex with 35,111 square feet of ground floor retail space and a six-story parking garage situated on approximately 4.3 acres located in Philadelphia, Pennsylvania. Phase I of the Piazza Alta Property development was built in several stages between 2022 and 2023, and includes two connected buildings, identified as buildings A – F, that consist of 321 studio units, 132 one-bedroom “junior” units, 150 one-bedroom units, 66 two-bedroom units, 19 three-bedroom units, seven four-bedroom units, 35,111 square feet of ground floor retail space and a six-story parking garage. The Piazza Alta Property represents the borrower sponsors’ most recently delivered and largest ground-up development. The Piazza Alta Property is currently in Phase I of a two-phase development plan. Phase II is expected to include a 434-unit multifamily component to be constructed on an adjacent parcel that is not part of the collateral but is currently part of the same tax parcel. The six-story parking garage has 445 spaces, resulting in a parking ratio of approximately 0.6 spaces per unit. The Piazza Alta Property is subject to a two-unit condominium regime comprised of the collateral Phase I property (“Unit 1”) and the non-collateral Phase II property (“Unit 2”) as described under “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests” in the Preliminary Prospectus.

The unit living areas feature either a traditional, sleek or Scandinavian style. The traditional style units feature shaker white cabinetry, stainless steel appliances, travertine porcelain bathroom tile, champagne bronze bathroom features and solid marble patterned backsplashes. The sleek style units feature a darker, modern scheme with charcoal cabinets, black stainless steel appliances, dark stone backsplashes, grey marble patterned porcelain bathroom tile and matte black fixtures throughout. The Scandinavian style unit offers a minimalist look featuring slim-profile cabinetry with stainless steel appliances, solid white marble patterned backsplash and brushed nickel metal accents on fixtures. Each unit at the Piazza Alta Property is equipped with a washer and dryer and the bathrooms feature rainfall shower heads with high-pressure body jets, and some units feature soaking tubs. The common area amenities feature a state-of-the-art fitness center featuring Peloton bikes, life-size ski-machine simulators, a Zen yoga studio and a spin studio. Additionally, the Piazza Alta Property offers a spa featuring saunas, steam rooms, hydromassage beds and treatment rooms that are available for massages and facials. The rooftop terrace features a connected lap and lounge pool, hot tub and kids splash pad, built-in fire pits and dedicated kitchen and dining areas. The Piazza Alta Property also offers a co-working space and lounge area on the second floor. The lounge area is furnished with various seating options and includes an entertaining kitchen with an island for serving and gathering. The co-working space has a separated workstation, balancing the benefits of communal workspace with privacy and social distancing. Residents at the Piazza Alta Property also have access to a professional-grade golf simulator on an amenity floor.

The City of Philadelphia maintains a tax abatement program to promote development of new housing. Under this program, the real estate taxes attributable to newly constructed or rehabilitated improvements are abated for a period of ten years. The tax abatement applicable to the improvements at the Piazza Alta Property will terminate in December 2033. As such,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 6 – Piazza Alta

2034 will be the first year that the full, unabated real estate taxes will be due at the Piazza Alta Property. According to the Piazza Alta Property’s real estate tax schedule, the unabated taxes would be approximately $1,499,586 for 2024 compared to the abated taxes of $239,766. Additionally, the Piazza Alta Property is subject to the Northern Liberties business improvement district taxes of $22,659. Based on the lender’s underwriting, real estate taxes were underwritten to $262,425. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents detailed information with respect to the unit mix of the Piazza Alta Property:

Multifamily Unit Mix(1)
Unit Type	# of Units		% of Units	Occupied Units	% Occupied	Average SF	Avg. Monthly Rent Per Unit(2)
Studio	321	(3)	46.2%	285	88.8%	477	$1,908
One Bedroom	150	(4)	21.6	144	96.0%	637	$2,581
One Bedroom Junior	132		19.0	132	100.0%	853	$2,963
Two Bedroom	66		9.5	61	92.4%	1,270	$4,722
Three Bedroom	19		2.7	17	89.5%	1,494	$5,600
Four Bedroom	7		1.0	0	0.0%	2,046	$0
Total/Wtd. Avg.	695		100.0%	639	91.9%	702	$2,644
(1)	Based on the rent roll dated August 3, 2023.
(2)	Avg. Monthly Rent Per Unit is calculated using the in-place rent of the Occupied Units.
(3)	The Studio units include four management units.
(4)	The One Bedroom units include one management unit.

Appraisal. According to the appraisal, the Piazza Alta Property had an “as-is” appraised value of $470,600,000 as of June 27, 2023. The table below shows the appraiser’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$470,600,000	4.75%
(1)	Source: Appraisal.
(2)	The appraiser used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

Environmental. According to the Phase I environmental assessment dated June 21, 2023, there is no evidence of any recognized environmental conditions at the Piazza Alta Property. However, the Phase I environmental assessment did identify a controlled recognized environmental condition and historical recognized environmental condition relating to past uses at the Piazza Alta Property as described under “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the Piazza Alta Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
NAV	NAV	NAV	91.9%
(1)	Historical Occupancy is not available as the Piazza Alta Property was built in several stages from 2022 to 2023.
(2)	Current Occupancy is as of August 3, 2023 and excludes management units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 6 – Piazza Alta

The following table presents certain information relating to the operating history and underwritten cash flows of the Piazza Alta Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Unit	%(2)
Gross Rental Income	$22,495,357	$32,367	81.5%
Commercial Revenue	2,457,770	3,536	8.9
Parking Income	1,804,800	2,597	6.5
Gross Potential Rent	$26,757,927	$38,501	97.0%
RUBS Income	429,510	618	1.6
Other Income(3)	412,000	593	1.5
Total Gross Potential Income	$27,599,437	$39,711	100.0%
(Vacancy/Credit Loss)(4)	(1,740,640)	(2,505)	(6.3)
Concessions	(22,260)	(32)	(0.1)
Effective Gross Income	$25,836,537	$37,175	93.6%

Total Expenses	$3,971,583	$5,715	15.4%
Net Operating Income	$21,864,954	$31,460	84.6%
Capital Expenditures	180,700	260	0.7
TI/LC	35,111	51	0.1
Net Cash Flow	$21,649,143	$31,150	83.8%
(1)	Based on the underwritten net cash flow and rent roll dated August 3, 2023.
(2)	% column represents percent of Total Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income is based on the appraisal and includes month-to-month fees, late fees, application fees, damages and cleaning fees, lease cancellation fees, administrative fees, pet premiums, amenities fees, commercial tenant reimbursements, and any other miscellaneous income items.
(4)	Underwritten Vacancy/Credit Loss represents the underwritten economic vacancy of 5.0% for the residential portion of the Piazza Alta Property.

The Market. The Piazza Alta Property is located within the Northern Liberties neighborhood of Philadelphia’s Center City district which spans from the Art Museum steps to the riverfront to the east and South Street to the south. The Northern Liberties neighborhood is a revitalized area with art galleries, boutiques and several restaurants. Philadelphia’s squares and newest civic spaces are minutes away from the Piazza Alta Property and offer outdoor living spaces for its residents. Located southwest of the Piazza Alta Property are the Rittenhouse Square neighborhood and Washington Square West neighborhoods. Rittenhouse Row is a shopping destination featuring locally owned boutiques, high-end stores, small galleries, specialty shops, spas and salons, and restaurants and cafes. Other uses adjacent to the Piazza Alta Property include the Academy of Music and Kimmel Center to the south, The Franklin Institute to the west and Rivers Casino to the east.

The city of Philadelphia is an economic center in Pennsylvania and home to thirteen Fortune 500 companies. Philadelphia's economy is driven by life sciences, financial services, technology and advanced manufacturing. Major employers include: University of Pennsylvania, Virtua Health, Comcast, Aramark, Johnson & Johnson, Dupont Merck, Rite Aid and AmerisourceBergen. Comcast Center is located less than three miles from the Piazza Alta Property. Comcast Center features a three-building urban campus, a Four Seasons Hotel and the 58-story Comcast Technology Center. The Comcast Center is the Comcast Corporation’s headquarters and is home to 8,000 employees. The city is one of the largest health, education and research centers in the United States, featuring a number of higher-level educational facilities, including Temple University, Drexel University, West Chester University, University of Pennsylvania and Villanova University.

Public transportation is available near the Piazza Alta Property with the immediate area being served by the Southeastern Pennsylvania Transportation Authority with bus stops on North 2nd Street and West Girard Avenue. Subway service is provided at the Girard Station (Market-Frankford Line). Major traffic arteries located within five miles of the Piazza Alta Property include Interstate 76, Interstate 676, Interstate 95, US Route 13 and US Route 30.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 6 – Piazza Alta

Per the appraisal, as of the first quarter of 2023, the Center City Philadelphia submarket reported total inventory of 44,177 units and a vacancy rate of 5.7%.

Submarket Multifamily Statistics(1)
Date	Inventory	Rent Per Unit	Occupancy
2018	38,181	$2,183	94.2%
2019	39,498	$2,351	95.2%
2020	40,234	$2,126	92.5%
2021	41,529	$2,352	95.8%
2022	43,862	$2,457	94.2%
1st Qtr. 2023	44,177	$2,433	94.3%
(1)	Source: Appraisal.

The appraisal identified six comparable rental properties for the Piazza Alta Property. The comparable leases indicate a rent range of $1,655 per month to $8,250 per month, averaging $3,093 per month. The comparable properties were built between 2007 and 2022 and range from 183 to 316 units. The occupancy of the comparables range from 90.0% to 99.0%. The average unit size of the comparable range from 701 square feet to 1,319 square feet with an average of 941 square feet.

Multifamily Rent Comparables(1)

Property	Distance from Subject (miles)	Year Built/Year Renovated	Occupancy	No. Units	Avg. Unit Size (SF)	Avg. Rent Per Unit	Amenities
Piazza Alta 1099 Germantown Avenue Philadelphia, PA	-	2022-2023/NAP	91.9%(2)	695(2)	702(2)	$2,644(2)	Fitness Center, Sauna, Steam Room, Swimming Pools, Fit-Pit Area, Co-working Spaces, Indoor/Outdoor Lounge Areas, Concierge Services, Parking Garage
The Alexander 300 Alexander Court Philadelphia, PA	1.6	2018/NAP	95.0%	277	701	$2,589	Elevators, Fitness Center, Swimming Pool
Dwell 1321 N American Street Philadelphia, PA	0.3	2020/NAP	90.0%	198	827	$2,470	Business Center, Dog Park, Fitness Center, Swimming Pool
St. James 200 West Washington Square Philadelphia, PA	1.6	2022/NAP	96.0%	304	1,319	$3,677	Business Center, Concierge/Doorman, Elevators, Exterior Lighting, Fitness Center, Game Room, Guest Parking, On-Site Manager, Pet Policy
The Harper 112 South 19th Street Philadelphia, PA	2.1	2019/NAP	99.0%	183	1,049	$4,646	Business Center, Fitness Center, Game Room, Sport Court, Swimming Pool
The Piazza 1001 N 2nd Street Philadelphia, PA	0.1	2007/NAP	94.7%	316	902	$2,751	Fitness Center, Swimming Pool
The Poplar 901 North 9th Street Philadelphia, PA	0.7	2021/NAP	96.4%	285	850	$2,426	Business Center, Concierge/Doorman, Elevators, Fitness Center, Spa/Sauna, Swimming Pool
Average(3)			95.2%	261	941	$3,093
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 3, 2023.
(3)	Calculated excluding the Piazza Alta Property.

The Borrower. The borrowing entity for the Piazza Alta Whole Loan is Terminal Property Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Piazza Alta Whole Loan.

The Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors of the Piazza Alta Whole Loan are Michael Pestronk and Matthew Pestronk, the founders of Post Brothers LLC (“Post Brothers”). Post Brothers is a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C3
No. 6 – Piazza Alta

developer, owner and manager generally focused on the development and creation of Class A apartment buildings in the greater Philadelphia metropolitan area. Post Brothers is a vertically-integrated company, with over 200 employees, providing in-house expertise in design, construction, leasing and management. Since the company’s founding in 2006, Post Brothers has developed or acquired more than 30 properties totaling approximately 8,000 apartments and 700,000 square feet of complimentary office and retail space, with a focus in the greater Philadelphia area and New Jersey.

Property Management. The Piazza Alta Property is managed by Post Commercial Real Estate, LLC, an affiliate of the borrower sponsors. Post Commercial Real Estate, LLC is a full-service multifamily property manager and developer with a current portfolio under management of 8,000 units across 30 residential properties.

Escrows and Reserves. At origination, the borrower deposited in escrow: (i) $260,924 for real estate taxes; (ii) $144,517 for insurance reserves; (iii) $11,304,598 for tenant improvement allowance and leasing commission reserves; (iv) $889,351 for residential concession reserves; and (v) $1,021,685 for free rent reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the taxes that the lender estimates will be payable during the next 12 months in order to accumulate sufficient funds to pay all such taxes including, until the occurrence of a Tax Parcel Event (as defined below), taxes attributable to the non-collateral Unit 2 described under “The Property,” above, that is part of a shared tax lot with the Piazza Alta Property at least 30 days prior to their respective due dates. Currently, the borrower is required to pay approximately $19,042 for taxes attributed to Unit 1 of the condominium regime. As of the date of origination, the borrower has represented to the lender that it has taken the necessary steps (including filing the paperwork and the payment of all fees) with the appropriate governmental authorities for the Tax Parcel Event. The borrower is required to (i) periodically update the lender with respect to any progress made towards achieving the Tax Parcel Event, (ii) promptly provide the lender with any correspondence relating to the Tax Parcel Event and (iii) immediately notify the lender upon the occurrence of the Tax Parcel Event and deliver to the lender evidence in form and substance satisfactory to the lender of the occurrence of the Tax Parcel Event. A “Tax Parcel Event” will occur upon (i) Unit 2 being a separate tax lot and not a part of any tax lot of the Piazza Alta Property and not included in the tax bills for the Piazza Alta Property and (ii) the Piazza Alta Property being comprised of one or more parcels with separate tax lots and not being comprised of a portion of any other tax lot that is not a part of the Piazza Alta Property.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by the polices upon the expiration in order to accumulate with the lender sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration. The borrower will not be required to make monthly insurance deposits so long as (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender evidence of renewal of the policies, (iii) the borrower provides the lender with paid receipts evidencing payment of the insurance premiums by no later than 10 business days prior to the expiration dates of the policies, and (iv) there is on deposit in the tax and insurance subaccount with respect to insurance premiums an amount equal to not less than the Static Insurance Reserve Amount (as defined below) (the foregoing clauses (i) through (iv) are collectively referred to as the “Insurance Premium Waiver Conditions”). In the event the Insurance Premium Waiver Conditions are no longer satisfied, the borrower will commence making all monthly insurance deposits as required pursuant to the Piazza Alta Whole Loan documents. Additionally, so long as the Piazza Alta Property is insured under a blanket insurance policy the borrower will not be required to make monthly insurance deposits into the insurance subaccount. As of the date of origination, the Piazza Alta Property is insured under a blanket insurance policy. Notwithstanding the above, in the event that such blanket insurance policy is no longer in effect, the borrower will be required to escrow $144,517 (the “Static Insurance Reserve Amount”), which was reserved at origination. In accordance with the Piazza Alta Whole Loan documents, the lender may from time to time, upon written notice to the borrower, increase the Static Insurance Reserve Amount required to reflect any increases in the insurance premiums for the coverages afforded by the policies on a stand-alone basis, such that the Static Insurance Reserve Amount is not less than three months of the insurance premiums that the lender reasonably estimates will be payable for the renewal of coverage afforded by the policies on a stand-alone basis.

Replacement Reserves – Commencing on the payment date occurring in November 2025 and continuing for each payment date thereafter, the borrower is required to escrow $15,058 for replacement reserves.

TI/LC Reserves – Commencing on the payment date occurring in November 2025 and continuing on each payment date thereafter, the borrower is required to escrow $2,926 for tenant improvement and leasing costs. Additionally, the borrower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 6 – Piazza Alta

is required to pay any lease termination payments received from non-residential tenants to the lender for transfer into the tenant improvement and leasing subaccount.

Common Charges Reserves – On each monthly payment date, the borrower is required to deposit an amount equal to the monthly amount (currently estimated at $39,000 per year or $3,250 per month) as set forth in the approved operating budget for common charges payable on such payment date (plus any other amounts that may be due for common charges which are not included in the approved operating budget) in order to accumulate with the lender sufficient funds to pay all common charges during the next three months prior to their respective due dates.

Lockbox / Cash Management. The Piazza Alta Whole Loan is structured with a soft (for residential tenants) and hard (for commercial tenants) lockbox and in-place cash management. At origination, the Piazza Alta borrower was required to notify each non-residential tenant of the Piazza Alta Property to remit all amounts due with respect to the Piazza Alta Property directly to the lockbox account. Following the addition of any Additional Real Estate (as defined below) to the condominium in accordance with the Piazza Alta Whole Loan documents, the borrower will deliver any rents received by the condominium association, including rents from the garage unit into the lockbox account. All rents received by the borrower or property manager (including, rents received from residential tenants, non-residential tenants, payments received from residential tenants in connection with the early termination or cancellation of residential leases and any rents pertaining to the garage unit) are required to be deposited within two business days of receipt into the lockbox account. All funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the Piazza Alta Whole Loan documents. During the continuance of a Cash Trap Period (as defined below), any excess cash flow will be deposited into the cash collateral reserve subaccount. As long as no Cash Trap Period is in effect, any excess cash flow is required to transferred to the borrower.

A “Cash Trap Period” will commence upon: (i) the occurrence of an event of default; (ii) as of the origination date and any other payment date, the failure to maintain a debt service coverage ratio of at least 1.10x (it being acknowledged that a Cash Trap Period commenced as of the origination date as a result of this clause); or (iii) the occurrence of any mezzanine loan default; and will end, as applicable when (1) the Piazza Alta Whole Loan and all other obligations under the Piazza Alta Whole Loan documents have been repaid in full, (2) with respect to clause (i) above only, such event of default has been cured and no other event of default has occurred and is continuing, (3) with respect to clause (ii) above only, for two consecutive calendar quarters since the commencement of the existing Cash Trap Period (A) no monetary default, material non-monetary default or event of default has occurred and is continuing, (B) no event that could trigger another Cash Trap Period has occurred, (C) the debt service coverage ratio is at least equal to 1.10x as of the applicable payment dates following the end of each of two consecutive calendar quarters, and (D) the receipt of notice to the lender from the mezzanine lender that all monthly current mezzanine debt service payments (accrual component) (including, without limitation, any outstanding aggregate accrual component) under the Piazza Alta Mezzanine Loan (as defined below) has been paid current (and no other Cash Trap Period is then continuing), or (4) with respect to clause (iii) above only, receipt by the lender of a notice from the mezzanine lender, that all mezzanine loan defaults under the Piazza Alta Mezzanine Loan have either been cured or waived (and no other Cash Trap Period is then continuing).

Acquisition of Additional Real Estate. Pursuant to the Piazza Alta Whole Loan documents, the borrower has the right to acquire the Additional Real Estate as a general common element (each, an “Acquisition”), subject to the condominium declaration and subject to certain conditions set forth in the Piazza Alta Whole Loan documents, including that: (i) no acceleration of the Piazza Alta Whole Loan and no event of default has occurred; (ii) the proposed Acquisition will not be permitted within 30 days prior to or following a securitization; and (iii) receipt of rating agency confirmations. The “Additional Real Estate” consists of two parcels: (i) a vacant strip of land which was formerly known as Germantown Avenue and (ii) a parking garage located at 145 W. Wildey Street (which exists beneath the roof amenity unit/pool which is already a general common element of the Piazza Alta condominium).

Subordinate and Mezzanine Debt. Concurrently with the origination of the Piazza Alta Whole Loan, a $126,100,000 mezzanine loan was funded (the “Piazza Alta Mezzanine Loan” and together with the Piazza Alta Whole Loan, the “Piazza Alta Total Debt”), which is secured by the mezzanine borrower’s direct equity interests in the borrower. The Piazza Alta Mezzanine Loan accrues interest at a rate of 10.50000% per annum and is coterminous with the Piazza Alta Whole Loan.

With respect to the Piazza Alta Mezzanine Loan, interest on the outstanding principal balance of the Piazza Alta Mezzanine Loan will accrue at a rate of 10.50000% per annum (the “Piazza Alta Mezzanine Loan Interest Rate”), comprised of a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 6 – Piazza Alta

current pay interest rate of 8.50000% per annum (the “Current Pay Rate”) and an accrual component interest rate of 2.00000% per annum (the “Accrual Pay Rate”). On each payment date, (i) the mezzanine borrower is required to pay a monthly debt service on the Piazza Alta Mezzanine Loan in an amount equal to the Current Pay Rate (the “Mezzanine Monthly Debt Service (Current Pay)”) and (ii) if any additional amount derived from the Piazza Alta Property is then available pursuant to the Mortgage Loan documents, then such amount is required to be applied to that portion of the “Mezzanine Monthly Debt Service Payment Amount” (as defined below) accruing interest at the Accrual Pay Rate (the “Mezzanine Monthly Debt Service (Accrual Component)”). To the extent such additional amount derived from the Piazza Alta Property is insufficient to pay any portion of the Mezzanine Monthly Debt Service (Accrual Component), such unpaid portion will be added to the aggregate accrual component (any Mezzanine Monthly Debt Service (Accrual Component) that has not been paid due to insufficient cash flow will comprise the aggregate accrual component) and accrue interest at the Piazza Alta Mezzanine Loan Interest Rate. Alternatively, to the extent such additional amount derived from the Piazza Alta Property exceeds the Mezzanine Monthly Debt Service (Accrual Component), then such excess will be applied to the aggregate accrual component then outstanding, to reduce the balance of the aggregate accrual component. To the extent the aggregate accrual component is remaining unpaid at the maturity date of the Piazza Alta Whole Loan, the aggregate accrual component will be due and payable in full at the maturity date. The “Mezzanine Monthly Debt Service Payment Amount” means the unpaid principal accrued and accruing through the last day of the applicable interest period (whether the same is actually due and payable or has been deferred pursuant to the terms of the mezzanine loan documents, it being understood that the Mezzanine Monthly Debt Service (Current Pay) may not be deferred at any time). Based on Piazza Alta Total Debt, the Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield are 66.3%, 1.10x and 7.0%, respectively.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 8 – 61 S Paramus Road

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 8 – 61 S Paramus Road

VACANT
2024
2025
2026
2027
2028+
Vacant
4,105 #580
Mass Mutual
6,960 | 11/28
#575
Long Bridge Financial
11,748 | 1/35 #500
National Securities
7,968 | 5/30
#530
Liberty Mutual
4,345 | 11/24
#520
Frieslandcampina Ingredients
15,320 | 12/25
#535
Flavine North America
7,978 | 12/29
#565
Lepore Taylor Fox LLP
1,496 | 2/24 #422
UBS
45,016 | 6/26
#460, #460A
Lincoln National Life
15,638 | 6/27
#425, #425A
Skyward Services Company
3,021 | 5/30 #280
Morgan Stanley
61,239 | 10/28
#322, #385
Kestra 2,940 | 7/24
#285
Raymond James
6,837 | 4/27
#370
Raymond James
7,302 | 4/27
#360
Vacant
4,256
#340, #365
Webster Bank 6,552 | 8/24 #105, #116
Decotiis Fitzpatrick Cole & Giblin LLP
42,481 | 12/30 #250
Vacant
1,901 #195
Cafe, Amenity & Conference Center
7,805 #01
Vacant
2,812
#260
Guaranteed Rate, Inc.
800 | 3/24 #265
Cordover Family Foundation
2,687 | 12/25
#278
Morgan Stanley
16,097 | 10/28
#135, #160

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 8 – 61 S Paramus Road

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 8 – 61 S Paramus Road

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,600,000	Title:	Leasehold
Cut-off Date Principal Balance:	$33,600,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.7%	Net Rentable Area (SF):	279,699
Loan Purpose:	Acquisition	Location:	Paramus, NJ
Borrower:	FM Sixty One Paramus LLC	Year Built / Renovated:	1985 / 2019
Borrower Sponsors:	Crown Acquisitions, Inc., First Mile	Occupancy:	95.3%
	Capital, LLC and Richard Chera	Occupancy Date:	12/1/2023
Interest Rate:	7.08100%	4th Most Recent NOI (As of)(2):	NAV
Note Date:	12/28/2023	3rd Most Recent NOI (As of):	$4,717,150 (12/31/2021)
Maturity Date:	1/1/2029	2nd Most Recent NOI (As of):	$5,401,175 (12/31/2022)
Interest-only Period:	60 months	Most Recent NOI (As of):	$5,241,255 (TTM 9/30/2023)
Original Term:	60 months	UW Economic Occupancy:	91.0%
Original Amortization Term:	None	UW Revenues:	$9,061,075
Amortization Type:	Interest Only	UW Expenses:	$3,947,255
Call Protection:	L(36),YM1(17),O(7)	UW NOI:	$5,113,820
Lockbox / Cash Management:	Springing / Springing	UW NCF:	$4,694,272
Additional Debt:	No	Appraised Value / Per SF:	$56,700,000 / $203
Additional Debt Balance:	N/A	Appraisal Date:	11/8/2023
Additional Debt Type:	N/A

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$120
Taxes:	$187,501	$62,500	N/A	Maturity Date Loan / SF:	$120
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.3%
CapEx Reserves:	$540,000	$5,827	N/A	Maturity Date LTV:	59.3%
Engineering Reserves:	$27,500	$0	N/A	UW NCF DSCR:	1.95x
TI/LC:	$5,000,000	Springing	$5,000,000	UW NOI Debt Yield:	15.2%
Other Reserves:	$1,313,963	$0	$0

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,600,000	53.6%	Purchase Price	$54,712,893	87.3%
Sponsor Equity	29,074,664	46.4	Upfront Reserves	7,068,964	11.3
			Closing Costs	892,806	1.4
Total Sources	$62,674,664	100.0%	Total Uses	$62,674,664	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	4th Most Recent NOI is unavailable as the 61 S Paramus Road Property (as defined below) was acquired by the borrower at the origination of the 61 S Paramus Road Mortgage Loan (as defined below), and the prior owner did not provide such information.

The Loan. The eighth largest mortgage loan (the “61 S Paramus Road Mortgage Loan”) is secured by a first lien mortgage on the borrower’s leasehold interest in a 279,699 square foot office property located in Paramus, New Jersey (the “61 S Paramus Road Property”). The 61 S Paramus Road Mortgage Loan was originated by Societe Generale Financial Corporation (“SGFC”) and has an outstanding principal balance as of the Cut-off Date of $33,600,000. The 61 S Paramus Mortgage loan is evidenced by two promissory notes, Note A-1 and Note A-2, with an aggregate original principal balance of $33,600,000. The 61 S Paramus Road Mortgage Loan accrues interest at a fixed rate of 7.08100% per annum. The 61 S Paramus Road Mortgage Loan has a 5-year term and is interest-only for the full term.

The Property. The 61 S Paramus Road Property is a Class A office center comprised of one, five-story building, totaling 279,699 square feet on an approximately 25.9-acre site in Paramus, New Jersey. Built in 1985 and renovated in 2019, the 61 S Paramus Road Property has a total of 1,116 surface parking spaces, resulting in a parking ratio of 4.0 spaces per

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 8 – 61 S Paramus Road

1,000 square feet of net rentable area. As of December 1, 2023, the 61 S Paramus Road Property was 95.3% occupied by 17 tenants.

Major Tenants. The three largest tenants based on net rentable area are Morgan Stanley, UBS and Decotiis Fitzpatrick Cole & Giblin LLP. The weighted average lease term at the 61 S Paramus Road Property is 19.4 years, with Morgan Stanley and UBS each having been at the 61 S Paramus Road Property for over 30 years.

Morgan Stanley (77,336 square feet; 27.6% of NRA, 27.5% of underwritten base rent, Moody’s/S&P/Fitch: A1/A-/NR): Morgan Stanley is an American investment bank, wealth management and financial services company headquartered in New York, New York. Morgan Stanley has been a tenant at the 61 S Paramus Road Property since 1985 under a lease expiring in October 2028 and has expanded its presence at the 61 S Paramus Road Property in 2016 and 2018 due to mergers among other regional offices. Morgan Stanley has two, five-year renewal options on all occupied units at fair market value and a one-time termination option on the 16,097 square foot expansion space in July, 2025.

UBS (45,016 square feet; 16.1% of NRA, 14.9% of underwritten base rent, Moody’s/S&P/Fitch: Aa2/A+/NR): UBS is a global wealth management firm that provides financial services to institutional and corporate clients worldwide, as well as private clients in Switzerland. Headquartered in Zürich, UBS maintains a presence in all major financial centers with a network of offices in 50 countries. UBS has been a tenant at the 61 S Paramus Road Property since 1993 under a lease expiring in June 2026. UBS has two, five-year renewal options on all occupied units at fair market value and no termination options.

Decotiis Fitzpatrick Cole & Giblin LLP (42,481 square feet; 15.2% of NRA, 16.3% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): Decotiis Fitzpatrick Cole & Giblin LLP, is a regional full-service law firm with three offices in the tri-state area. The firm has over 75 attorneys and a wide array of specialties. These include real estate, labor law, public procurement, litigation, environmental law, public finance, tax, municipal law, government and regulatory affairs, among others. Decotiis Fitzpatrick Cole & Giblin LLP has been a tenant at the 61 S Paramus Road Property since 2019 under a lease expiring in December 2030. Decotiis Fitzpatrick Cole & Giblin LLP has one, five-year renewal option at fair market value and no termination options.

Environmental. According to the Phase I environmental assessment dated November 21, 2023, there was no evidence of any recognized environmental condition at the 61 S Paramus Road Property.

Appraisal. According to the appraisal, the 61 S Paramus Road Property had an “as-is” appraised value of $56,700,000 as of November 8, 2023. The table below shows the appraiser’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$56,700,000	7.75%
(1)	Source: Appraisal.
(2)	The appraiser used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

The following table presents certain information relating to the historical occupancy of the 61 S Paramus Road Property:

Historical and Current Occupancy
2021(1)	2022(1)	Current(2)
91.0%	94.0%	95.3%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated December 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 8 – 61 S Paramus Road

The following table presents certain information relating to the largest tenants based on net rentable area of the 61 S Paramus Road Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Morgan Stanley	A1/A-/NR	77,336	27.6%	$31.09	$2,404,422	27.5%	10/31/2028
UBS	Aa2/A+/NR	45,016	16.1	$29.00	1,305,464	14.9	6/30/2026
Decotiis Fitzpatrick Cole & Giblin LLP	NR/NR/NR	42,481	15.2	$33.50	1,423,113	16.3	12/31/2030
Lincoln National	Baa2/BBB+/NR	15,638	5.6	$36.39	569,029	6.5	6/30/2027
Frieslandcampina Ingredients	NR/NR/NR	15,320	5.5	$30.75	471,090	5.4	12/31/2025
Raymond James	A3/A-/NR	14,139	5.1	$37.49	530,088	6.1	4/30/2027
Major Tenants		209,930	75.1%	$31.93	$6,703,206	76.6%
Other Tenants		56,695	20.3	$36.18	2,051,391	23.4
Occupied Collateral Total / Wtd. Avg.		266,625	95.3%	$32.83	$8,754,597	100.0%

Vacant Space		13,074	4.7

Collateral Total		279,699	100.0%

(1)	Based on the underwritten rent roll dated December 1, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the tenant lease expirations at the 61 S Paramus Road Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	13,074	4.7%	NAP	NA	P	13,074	4.7%	NAP	NA	P
2023 & MTM	0	0	0.0	$0	0.0%		13,074	4.7%	$0	0.0%
2024	5	16,133	5.8	579,896	6.6		29,207	10.4%	$579,896	6.6%
2025	2	18,007	6.4	570,509	6.5		47,214	16.9%	$1,150,405	13.1%
2026	1	45,016	16.1	1,305,464	14.9		92,230	33.0%	$2,455,869	28.1%
2027	2	29,777	10.6	1,099,118	12.6		122,007	43.6%	$3,554,987	40.6%
2028	2	84,296	30.1	2,668,730	30.5		206,303	73.8%	$6,223,716	71.1%
2029	1	7,978	2.9	292,384	3.3		214,281	76.6%	$6,516,100	74.4%
2030	3	53,470	19.1	1,824,917	20.8		267,751	95.7%	$8,341,017	95.3%
2031	0	0	0.0	0	0.0		267,751	95.7%	$8,341,017	95.3%
2032	0	0	0.0	0	0.0		267,751	95.7%	$8,341,017	95.3%
2033 & Beyond	1	11,948	4.3	413,580	4.7		279,699	100.0%	$8,754,597	100.0%
Total	17	279,699	100.0%	$8,754,597	100.0%
(1)	Based on the underwritten rent roll dated December 1, 2023.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 8 – 61 S Paramus Road

The following table presents certain information relating to the underwritten cash flows of the 61 S Paramus Road Property:

Operating History and Underwriting Net Cash Flow
	2021	2022	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$7,831,656	$7,933,703	$8,097,261	$9,205,650	$32.91	92.5%
Vacant Income	0	0	0	0	$0.00	0.0
Gross Potential Rent	$7,831,656	$7,933,703	$8,097,261	$9,205,650	$32.91	92.5%
Total Reimbursements	685,766	1,011,203	773,900	564,003	$2.02	5.7
Other Income	32,916	85,509	251,883	187,572	$0.67	1.9
Net Rental Income	$8,550,338	$9,030,415	$9,123,044	$9,957,225	$35.60	100.0%
(Vacancy/Credit Loss)(3)	0	0	0	(896,150)	($3.20)	(9.0)
Effective Gross Income	$8,550,338	$9,030,415	$9,123,044	$9,061,075	$32.40	91.0%
Total Expenses	3,833,188	3,629,240	3,881,788	3,947,255	$14.11	43.6
Net Operating Income	$4,717,150	$5,401,175	$5,241,255	$5,113,820	$18.28	56.4%
Capital Expenditures	0	0	0	69,925	$0.25	0.8
TI/LC	0	0	0	349,624	$1.25	3.9
Net Cash Flow	$4,717,150	$5,401,175	$5,241,255	$4,694,272	$16.78	51.8%
(1)	TTM reflects the trailing 12 months ending September 30, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	The underwritten economic vacancy is 9.0%. The 61 S Paramus Road Property was 95.3% physically occupied based on the December 1, 2023 rent roll.

The Market. The 61 S Paramus Road Property is located within Paramus and Bergen County, New Jersey and forms part of the New York-Newark-Jersey City metropolitan statistical area (“New York MSA”). The industry employment totals for the New York MSA indicate somewhat higher proportions within the services, transportation/utilities, public administration, information, finance/insurance/real estate, and agriculture/mining sectors. According to the Bureau of Labor Statistics, the most recent reported unemployment rate for the New York MSA is 4.4% (March 2023). Major employers in the New York MSA include Montefiore Health System (32,232 employees), Mount Sinai Health System (32,074 employees), JPMorgan Chase & Co. (29,000 employees), Bank of America (27,000 employees) and New York-Presbyterian Healthcare System (23,709 employees).

The 61 S Paramus Road Property is located in the Borough of Paramus in Bergen County. The borough has a total of 121.92 miles of roadways, of which 90.93 miles are maintained by the municipality, 18.86 miles by Bergen County, 7.72 miles by the New Jersey Department of Transportation, and 4.41 miles by the New Jersey Turnpike Authority. Highways in Paramus include Route 17, Route 4 and the Garden State Parkway, all in close proximity to the 61 S Paramus Road Property, with the Garden State Parkway entry ramp located adjacent to the 61 S Paramus Road Property. According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the 61 S Paramus Road Property was 12,858, 168,380 and 643,088, respectively. Additionally, for the same period, the average household income within the same radii was $160,745, $139,863 and $124,595, respectively.

According to the appraisal, the 61 S Paramus Road Property is located within the Route 4/17 submarket of the Northern New Jersey office market. As of the third quarter 2023, the Route 4/17 office submarket contained approximately 2.4 million square feet of office space with a vacancy rate of 12.1% and an average asking rental rate of $28.96 per square foot. The submarket reported 11,551 square feet of positive net absorption over the past four quarters. According to a third-party market data provider, as of the first quarter of 2024, the Route 4/17 office submarket contained approximately 2.2 million square feet of office space with a vacancy rate of 10.3% and an average asking rental rate of $33.95 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 8 – 61 S Paramus Road

The following table presents certain information relating to comparable office leases for the 61 S Paramus Road Property:

Comparable Office Leases(1)
Property / Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant SF	Rent PSF
61 S Paramus Road Paramus, NJ	1985 / 2019	Various	Various	Various	Various	279,699(2)	$32.83(2)
500 Frank W. Burr Boulevard Teaneck, NJ	1985 / 2009	Q Cells Enable, LLC	Oct-23	10.3	Modified Gross	15,131	$34.00
300 Frank W. Burr Boulevard Teaneck, NJ	1983 / 2009	The Trustees of Columbia University	Sep-23	10.3	Gross + TE	4,283	$34.50
500 Frank W. Burr Boulevard Teaneck, NJ	1985 / 2009	RCCA MSO LLC	Oct-22	7.3	Modified Gross	5,499	$33.00
401 Hackensack Ave Hackensack, NJ	1968 / 2016	Greystone Funding	Sep-22	5.3	Gross + TE	3,558	$31.50
301 Route 17 North Rutherford, NJ	1981 / 2014	Kumon	Feb-22	7.5	Gross + TE	21,651	$28.50
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 1, 2023.

The Borrower. The borrowing entity for the 61 S Paramus Road Mortgage Loan is FM Sixty One Paramus LLC, a single purpose entity limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 61 S Paramus Road Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Crown Acquisitions, Inc., First Mile Capital, LLC and Richard Chera. Crown Acquisitions, Inc. is a New York-based full-service real estate firm. Richard Chera is the non-recourse guarantor. Richard Chera is a co-founder and serves as senior managing director of Crown Acquisitions Inc. and First Mile Capital, LLC.

Property Management. The 61 S Paramus Road Property is managed by Paramount Newco Realty, LLC, a third party property management company.

Escrows and Reserves. At origination of the 61 S Paramus Road Mortgage Loan, the borrower deposited approximately (i) $187,501 into a reserve account for real estate taxes, (ii) $5,000,000 into a reserve account for tenant improvements and leasing commissions, (iii) $27,500 into a reserve account for deferred maintenance, (iv) $1,282,713 into a reserve account for unfunded obligations, (v) $540,000 into a reserve account for capital expenses and (vi) $31,250 into a reserve account for ground rent.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $62,500).

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the reasonably estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the 61 S Paramus Road Mortgage Loan documents and no event of default is continuing.

TI/LC Reserves –The borrower is required to deposit into a tenant improvement and leasing commission reserve on a monthly basis, an amount equal to $1.25 per square foot (approximately $29,135) if the balance of the TI/LC reserve account is less than $3,000,000, until the amounts on deposit in the TI/LC reserve account are equal to $5,000,000.

CapEx Reserves – The borrower is required to deposit into a capital expense reserve account, on a monthly basis, approximately $5,827.

Lockbox / Cash Management. The 61 S Paramus Road Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of the initial Cash Management Period (as defined below), the borrower is required

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C3
No. 8 – 61 S Paramus Road

to cause all rents from all tenants of the 61 S Paramus Road Property to be transmitted directly by such tenants into the clearing account. Without in any way limiting the foregoing, from and after the commencement of the initial Cash Management Period, if borrower or the property manager receive any rents, the borrower is required to deposit such amounts into the clearing account within three business days of receipt. Funds deposited into the clearing account are required to be swept by the clearing bank on a daily basis (i) during the continuance of a Cash Management Period, into an eligible account at the cash management bank controlled by the lender (the "Cash Management Account") and (ii) absent the existence of a Cash Management Period, into the borrower’s operating account.

A "Cash Management Period" will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the stated maturity date, (ii) an event of default, (iii) if, as of any calculation date, the debt service coverage ratio is less than 1.20:1 (a "DSCR Cash Management Period") or (iv) the commencement of a Lease Sweep Period (as defined below); and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the Cash Management Account may cease, which notice the lender will only be required to give if (1) the 61 S Paramus Road Mortgage Loan and all other obligations under the 61 S Paramus Road Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the 61 S Paramus Road Property has achieved a debt service coverage ratio of at least 1.20:1 for two consecutive calendar quarters or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

The borrower may suspend its obligation to cause all rents to be deposited into the clearing account during a DSCR Cash Management Period (provided no other Cash Management Period is continuing) if and for so long as the following conditions are satisfied: (i) borrower has deposited (and maintains on deposit) with the lender cash in the amount of the difference between (A) the annual net operating income that would be required to achieve a debt service coverage ratio of 1.20x, minus (B) the then-existing annual net operating income, as reasonably determined by the lender (the “NOI Shortfall”), which cash amount will be transferred to the cash collateral subaccount; or (ii) the borrower has deposited (and maintains on deposit) with the lender a letter of credit in the amount of the NOI Shortfall. The cash deposit or letter of credit is required to remain on deposit with lender until the termination of the DSCR Cash Management Period, at which time the remaining cash deposit or letter of credit will be returned to the borrower. In the event the NOI Shortfall exceeds the amount of cash or the letter of credit on deposit with the lender at the end of any calendar quarter during the continuance of a DSCR Cash Management Period, and the borrower wishes to maintain the suspension of the deposit requirements set forth above, the borrower is required to promptly make additional deposits of cash, or modifications or supplements to the letter of credit, in amounts sufficient to cover the full amount of the then-existing NOI Shortfall. Borrower’s compliance with the foregoing is required to be tested quarterly. During an event of default, the lender will have the right to apply any cash deposit, or draw on any one or more letters of credit delivered according to this section, and apply such amount or the proceeds thereof to the debt in such order as the lender may determine in its sole discretion.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) the date that is 12 months prior to the expiration of the then current term of a Major Lease (as defined below) if the applicable Major Tenant (as defined below) thereunder has not renewed or extended the lease term pursuant to such Major Lease for a minimum term of three (3) years; or (ii) the date that is 12 months prior to the effective date of any proposed termination, cancellation or surrender of a Major Lease (or a Substantial Portion (as defined below) thereof) as set forth in any notice from a major tenant exercising such right to terminate, cancel or surrender its Major Lease; (iii) the date that any Major Lease (or a Substantial Portion thereof) is actually surrendered, cancelled or terminated prior to its then current expiration date (if such sweep has not already commenced under clause (ii) above); or (iv) any Major Tenant discontinues its business at the entirety of its premises (i.e., "goes dark") or give notice that it intends to discontinue its business at the entirety of its premises; or (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a material monetary default or material nonmonetary default under any Major Lease by the applicable Major Tenant thereunder; or (vi) the occurrence of an insolvency proceeding involving a Major Tenant.

A "Major Lease" means each of the Decotiis Fitzpatrick Cole & Giblin LLP lease, the Morgan Stanley lease, the UBS lease, and any other lease which covers 43,000 or more rentable square feet of the 61 S Paramus Road Property.

A "Major Tenant" means any tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 43,000 or more rentable square feet of the 61 S Paramus Road Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C3
No. 8 – 61 S Paramus Road

A "Substantial Portion" means, with respect to the applicable portion of any Major Lease that is the subject of termination, cancellation, surrender or non-renewal, 15% or more of the rentable square feet demised pursuant to such Major Lease, provided, however, with respect to the termination option affecting 16,097 square feet of expansion space under the Morgan Stanley lease, in the event the resulting debt yield (taking into account the exercise of such termination option) is equal to or greater than 14%, then the exercise of such termination option of the Morgan Stanley lease solely with respect to suite 385 (and any notice related thereto) will be deemed to not affect a Substantial Portion of the Morgan Stanley lease.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. The 61 S Paramus Mortgage Loan documents permit the release of the Release Parcel (as defined below) from the lien of the mortgage in connection with the sale or transfer of the Release Parcel (a “Partial Release Event”) upon borrower's satisfaction of each of the following conditions, including but not limited to: (a) both immediately before such Partial Release Event and immediately thereafter, no event of default is continuing; (b) the borrower provides not less than 30 days’ prior written notice to the lender specifying that the Partial Release Event will occur; (c) in conjunction with the Partial Release Event which is undertaken after a securitization of the loan, the borrower is required, if requested by lender, to deliver an opinion of counsel for the borrower opining, among other things if reasonably required by the lender, that any REMIC trust formed pursuant to a securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Internal Revenue Code as a result of such Partial Release Event and (d) the Partial Release Event may not occur 60 days prior to or 60 days after the date a securitization has occurred.

“Release Parcel” means all or a portion of the land comprised of approximately 3.29 acres of the existing parking lot.

Ground Lease. The 61 S Paramus Road Property is encumbered by a ground lease that expires in 2116 and is held by the ground lessor, Paramus Road IV L.L.C. The ground rent on the 61 S Paramus Road Property is $375,000 annually through November 30, 2027. On December 1, 2027, annual base rent will be adjusted to 112.5% of the current annual base rent, and such adjusted annual base rent will be the annual base rent to be paid in monthly installments each year for a term of 10 years. On the commencement of the 11th year after the first adjustment, the annual base rent will again increase by a factor of 112.5%. The annual base rent is subject to the same such adjustment on the commencement of every 11th year for the remainder of the term of the lease.

Terrorism Insurance. The 61 S Paramus Road Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 61 S Paramus Road Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 9 – 111 West 19th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 9 – 111 West 19th Street

Floor	Tenant
8	Fortress Equity Partners LP 20,500 SF 3/2028
7	The Barbarian Group, LLC 23,000 SF 6/2024
6	Vacant 23,000 SF
5	RELX Inc. 23,000 SF 10/2025
4	RELX Inc. 23,000 SF 10/2025
3	DineInFresh, Inc. 23,000 SF 10/2027
2	NFE Management LLC 23,000 SF 10/2024
G	Kleinfeld Bridal Corp. 31,231 SF 9/2037

Legend
2028+
2027
2025
2024
Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 9 – 111 West 19th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 9 – 111 West 19th Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	3.7%	Net Rentable Area (SF):	189,731
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	19th Street Owner LLC	Year Built / Renovated:	1901 / 2015
Borrower Sponsor:	Steven Kaufman	Occupancy:	87.9%
Interest Rate:	6.95000%	Occupancy Date:	10/1/2023
Note Date:	12/21/2023	4th Most Recent NOI (As of):	$8,820,715 (12/31/2020)
Maturity Date:	1/6/2029	3rd Most Recent NOI (As of):	$6,934,144 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,593,191 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$7,699,506 (TTM 9/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	87.5%
Amortization Type:	Interest Only	UW Revenues:	$11,268,117
Call Protection:	L(25),D(32),O(3)	UW Expenses:	$3,822,862
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,445,254
Additional Debt:	No	UW NCF:	$7,048,400
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$121,000,000 / $638
Additional Debt Type:	NAP	Appraisal Date:	11/15/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$174
Taxes:	$360,289	$180,144	N/A	Maturity Date Loan / SF:	$174
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	27.3%
Deferred Maintenance:	$22,500	$0	N/A	Maturity Date LTV:	27.3%
Replacement Reserves:	$0	$3,162	N/A	UW NCF DSCR:	3.03x
TI/LC:	$3,000,000	Springing	$3,000,000	UW NOI Debt Yield:	22.6%
Other Reserves(2)	$3,384,905	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$33,000,000	99.8%	Loan Payoff	$25,108,653	75.9%
Equity Contribution	75,000	0.2	Reserves	6,767,693	20.5
			Closing Costs	1,198,653	3.6
Total Sources	$33,075,000	100.0%	Total Uses	$33,075,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Other Reserves consists of approximately $3,384,905 of building improvements reserves.

The Loan. The ninth largest mortgage loan (the “111 West 19th Street Mortgage Loan”) is secured by the borrower’s fee interest in an eight-story office building located in New York, New York featuring 189,731 square feet, including 31,231 square feet of retail space (the “111 West 19th Street Property”). The 111 West 19th Street Mortgage Loan has an original and outstanding principal balance as of the Cut-off Date of $33,000,000 and represents approximately 3.7% of the Initial Pool Balance.

The 111 West 19th Street Mortgage Loan was originated on December 21, 2023 by Citi Real Estate Funding Inc. The 111 West 19th Street Mortgage Loan proceeds were used to refinance the 111 West 19th Street Property, fund upfront reserves and pay origination costs. The 111 West 19th Street Mortgage Loan accrues interest at a fixed rate of 6.95000% per annum.

The 111 West 19th Street Mortgage Loan had an original term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The 111 West 19th Street Mortgage Loan requires interest-only payments during the full term. The scheduled maturity date of the 111 West 19th Street Mortgage Loan is the payment date in January 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 9 – 111 West 19th Street

The Property. The 111 West 19th Street Property is an eight-story 189,731 square foot multitenant office property located along the north side of West 19th Street and south side of West 20th Street between Sixth and Seventh Avenues in the Chelsea office submarket of New York, NY. The 111 West 19th Street Property is situated on a 0.42-acre site and was built in 1901 and was most recently renovated in 2015. The 111 West 19th Street Property is comprised of 158,500 square feet of office space and 31,231 square feet of multi-level retail space, inclusive of 16,000 square feet of ground level space, 14,000 square feet of lower level space and 1,321 square feet of mezzanine level space. As of October 1, 2023 the 111 West 19th Street Property was 87.9% occupied by five office tenants and one retail tenant. The retail space is 100.0% occupied by Kleinfeld Bridal Corp. who has been at the 111 West 19th Street Property since October 2004. Additionally, the sponsor executed a letter of intent with Ripple Labs, Inc. (“Ripple”) for the remaining 23,000 square feet at the 111 West 19th Street Property. There can be no assurance that Ripple will take possession of the applicable premises and begin paying rent as expected or at all.

Major Tenants. The three largest tenants based on underwritten base rent are RELX Inc., Kleinfeld Bridal Corp. and DineInFresh, Inc.

RELX Inc. (46,000 square feet; 24.2% of net rentable area; 32.7% of underwritten base rent) is a global provider of information-based analytics and decision tools for professional and business customers under the parent company RELX PLC. The company serves customers in over 180 countries and has more than 35,000 employees in its 40+ offices with its headquarters in London, UK. Relx Inc. has been at the 111 West 19th Street Property since November 2015 and has a current lease term through October 2025 with one five-year renewal option and no termination options. RELX Inc. subleases 23,000 square feet of space on the fourth floor of the 111 West 19th Street Property to Bond Veterinary, Inc.

DineInFresh, Inc. (23,000 square feet; 12.1% of net rentable area; 17.3% of underwritten base rent) is a meal-kit delivery service that offers chef-designed recipes and ingredients. The company was founded in 2012 and is operated and based in New York with the name Plated which is a subsidiary of Albertsons. DineInFresh, Inc. has been at the 111 West 19th Street Property since June 2017 and has a current lease term through October 2027 with no renewal or termination options. DineInFresh, Inc. subleases their entire 23,000 square feet of space at the 111 West 19th Street to Outbrain, Inc.

Fortress Equity Partners LP (20,500 square feet; 10.8% of net rentable area; 15.8% of underwritten base rent) is a private equity fund and an affiliate of Fortress Investment Group, LLC (Nasdaq: FIG), owned by Wesley Edens. As of September 30, 2023, Fortress Investment Group, LLC managed $46.2 billion of assets under management on behalf of over 1,900 institutional clients and private investors across a range of credit and real estate, private equity and permanent capital investment strategies. Fortress Equity Partners LP has been at the 111 West 19th Street Property since March 2017 and has a current lease term through March 2028 with one, five-year renewal option and no termination options.

Appraisal. According to the appraisal, the 111 West 19th Street Property had an “as-is” appraised value of $121,000,000 as of November 15, 2023.

111 West 19th Street Appraised Value(1)
Property Name	Appraised Value	Capitalization Rate
111 West 19th Street	$121,000,000	6.25%(1)
(1)	The appraiser used a discounted cash flow analysis utilizing an 7.25% discount rate and 6.25% terminal capitalization rate to arrive at its value. The capitalization rates shown above represent the direct capitalization rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 9 – 111 West 19th Street

Environmental. The Phase I environmental assessment of the 111 West 19th Street Property dated November 21, 2023 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps with the property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical occupancy of the 111 West 19th Street Property:

Historical and Current Occupancy(1)
2021	2022	Current(2)
88.0%	88.0%	87.9%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated October 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 9 – 111 West 19th Street

The following table presents certain information relating to the major tenants at the 111 West 19th Street Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
RELX Inc.(3)	A3/BBB+/BBB+	46,000	24.2%	$72.58	$3,338,497	32.7%	10/31/2025
DineInFresh, Inc.(4)	NR/NR/NR	23,000	12.1	$76.75	1,765,353	17.3	10/31/2027
Fortress Equity Partners LP	NR/NR/NR	20,500	10.8	$78.83	1,616,043	15.8	3/31/2028
The Barbarian Group, LLC	NR/NR/NR	23,000	12.1	$64.51	1,483,632	14.5	6/30/2024
NFE Management LLC	NR/NR/NR	23,000	12.1	$55.00	1,265,000	12.4	10/31/2024
Kleinfeld Bridal Corp.(5)	NR/NR/NR	31,231	16.5	$23.41	730,998	7.2	9/30/2037
Total Occupied		166,731	87.9%	$61.17	$10,199,523	100.0%
Vacant Space		23,000	12.1
Totals/ Wtd. Avg.		189,731	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2023, inclusive of rent steps through November 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	RELX Inc. subleases 23,000 square feet of space on the fourth floor of the 111 West 19th Street Property to Bond Veterinary, Inc.
(4)	DineInFresh, Inc. subleases their entire 23,000 square feet of space at the 111 West 19th Street to Outbrain, Inc.
(5)	Kleinfeld Bridal Corp. subleases 1,231 square feet of mezzanine space at the 111 West 19th Street Property to Occasion Brands, LLC.

The following table presents certain information relating to the lease rollover schedule at the 111 West 19th Street Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	23,000	12.1%	NAP	NAP	23,000	12.1%	NAP	NAP
2024	2	46,000	24.2	$2,748,632	26.9%	69,000	36.4%	$2,748,632	26.9%
2025	1	46,000	24.2	3,338,497	32.7	115,000	60.6%	$6,087,129	59.7%
2026	0	0	0.0	0	0.0	115,000	60.6%	$6,087,129	59.7%
2027	1	23,000	12.1	1,765,353	17.3	138,000	72.7%	$7,852,482	77.0%
2028	1	20,500	10.8	1,616,043	15.8	158,500	83.5%	$9,468,525	92.8%
2029	0	0	0.0	0	0.0	158,500	83.5%	$9,468,525	92.8%
2030	0	0	0.0	0	0.0	158,500	83.5%	$9,468,525	92.8%
2031	0	0	0.0	0	0.0	158,500	83.5%	$9,468,525	92.8%
2032	0	0	0.0	0	0.0	158,500	83.5%	$9,468,525	92.8%
2033	0	0	0.0	0	0.0	158,500	83.5%	$9,468,525	92.8%
2034	0	0	0.0	0	0.0	158,500	83.5%	$9,468,525	92.8%
2035 & Beyond	1	31,231	16.5	730,998	7.2	189,731	100.0%	$10,199,523	100.0%
Total	6	189,731	100.0%	$10,199,523	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2023, inclusive of rent steps through November 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 9 – 111 West 19th Street

The following table presents certain information relating to the underwritten cash flows of the 111 West 19th Street Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	TTM September 2023	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$10,404,908	$10,986,704	$9,230,708	$9,796,877	$10,060,694	$10,199,523	$53.76	79.8%
Vacant Income	0	0	0	0	0	1,495,000	7.88	11.7
Gross Potential Rent	$10,404,908	$10,986,704	$9,230,708	$9,796,877	$10,060,694	$11,694,523	$61.64	91.5%
Total Reimbursements	509,854	731,721	688,110	956,413	1,037,235	1,091,896	5.75	8.5
Net Rental Income	$10,914,762	$11,718,425	$9,918,818	$10,753,290	$11,097,929	$12,786,419	$67.39	100.0%
Other Income(3)	26,582	92,100	84,151	75,576	77,011	80,000	0.42	0.6
(Vacancy/Credit Loss)	0	0	0	0	0	(1,598,302)	(8.42)	(12.5)
Effective Gross Income	$10,941,344	$11,810,525	$10,002,969	$10,828,866	$11,174,940	$11,268,117	$59.39	88.1%
Management Fee	359,766	330,204	309,335	318,786	351,509	338,043	1.78	3.0
Real Estate Taxes	1,343,484	1,522,719	1,629,467	1,793,562	1,971,444	2,079,892	10.96	18.5
Insurance	66,156	82,921	93,478	89,148	99,233	117,581	0.62	1.0
Other Expenses(4)	1,063,012	1,053,966	1,036,545	1,034,179	1,053,248	1,287,346	6.79	11.4
Total Expenses	$2,832,418	$2,989,810	$3,068,825	$3,235,675	$3,475,434	$3,822,862	$20.15	33.9%
Net Operating Income	$8,108,926	$8,820,715	$6,934,144	$7,593,191	$7,699,506	$7,445,254	$39.24	66.1%
Total TI/LC, Capex/RR	0	0	0	0	0	396,854	2.09	3.5
Net Cash Flow	$8,108,926	$8,820,715	$6,934,144	$7,593,191	$7,699,506	$7,048,400	$37.15	62.6%
(1)	Revenue-related figures are calculated as a % of Net Rental Income. Total Expenses, Net Operating Income, Total TI/LC, Capex/RR and Net Cash Flow are calculated as a % of Effective Gross Income.
(2)	Underwritten Rents in Place is based on the underwritten rent roll dated October 1, 2023, inclusive of rent steps through November 2024.
(3)	Underwritten Other Income includes sprinkler income, water income, air conditioning income and miscellaneous income.
(4)	Other Expenses include payroll and benefits, repairs and maintenance, utilities, contract services, legal and professional, and general and administrative expenses.

The Market. The 111 West 19th Street Property is located in New York, New York, in the Midtown South office market and the Chelsea office submarket of Manhattan. According to the appraisal, New York City has a population of approximately 8.8 million people and a median annual household income of $70,044. Since the second quarter of 2020, 165,100 jobs have been introduced to Manhattan offices leading to a total of 1.5 million office jobs in the overall market, which surpasses the previous peak in February 2020.

The Midtown South office market is the smallest market within the greater Manhattan office market with approximately 69.1 million square feet in inventory. Fashion art, advertising, and technology industries have migrated to Midtown South in recent years as the workplace environment includes loft spaces and large floor plans which is more desired by companies in creative industries rather than tall glass towers in other Manhattan markets.

According to the appraisal, as of the third quarter of 2023, the Chelsea office submarket had a total inventory of approximately 17.2 million square feet, an overall vacancy rate of 23.0% and an overall asking rent of $74.02 per square foot.

The Borrower. The borrower is 19th Street Owner LLC, a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 111 West 19th Street Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Steven Kaufman. The Kaufman Organization, led by Steven Kaufman, is a three-generation, family-owned and operated New York-based real estate firm with approximately 48 properties in the New York metro area.

Property Management. The 111 West 19th Street Property is managed by Kaufman Management Company, L.L.C., an affiliate of the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 9 – 111 West 19th Street

Escrows and Reserves. At origination of the 111 West 19th Street Mortgage Loan, the borrower deposited approximately: (i) $360,289 into a tax reserve, (ii) $3,000,000 into a tenant improvement and leasing commission reserve, (iii) $22,500 into an immediate repairs reserve, and (iv) $3,384,905 into a building improvements reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $180,144).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 111 West 19th Street Mortgage Loan documents.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, $3,162.

TI / LC Reserve – Following a Leasing Reserve Replenishment Trigger (as defined below), the borrower is required to deposit into a tenant improvement and leasing commission reserve, on a monthly basis, an amount equal to $31,622 (provided that no such monthly deposits are required to the extent that the same would cause the balance to exceed $3,000,000).

Building Improvements Reserve – The lender will disburse the building improvement reserve funds for replacements in the same manner as disbursements are made from the replacement reserve account. Provided no Trigger Period (as defined below) has occurred and is continuing, in the event the borrower enters into a lease with Ripple prior to April 1, 2024 in accordance with the 111 West 19th Street Mortgage Loan documents, lender will (i) transfer a portion of the building improvements reserve account to the tenant improvement and leasing commission reserve account so that the balance of the tenant improvement and leasing commission reserve account equals $4,000,000, (ii) retain in the building improvements reserve account an amount equal to $966,000 representing the free rent credit anticipated to be owed by borrower to Ripple pursuant to its lease, which amount will be disbursed monthly in February, March, April, May, June, July, August and September 2024, in each case, in the amount of $120,750.

Lockbox / Cash Management The 111 West 19th Street Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to, and is required to cause the property manager to, immediately deposit all revenue directly into a lender approved lockbox account. Within three business days of receipt of a notice from Capital One, National Association, stating that the post office box referenced in the lockbox account agreement is available to receive physical checks, the borrower was required to deliver a notice to the tenants at the 111 West 19th Street Property directing them to remit all payments due under the applicable lease directly to the lender-controlled lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, and provided that lender elects (in its sole and absolute discretion) to deliver a restricted account notice, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 111 West 19th Street Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 111 West 19th Street Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 111 West 19th Street Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 111 West 19th Street Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Leasing Reserve Replenishment Trigger” means the balance of the leasing reserve funds on deposit in the leasing reserve account is less than $2,000,000.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default and/or (ii) the debt service coverage ratio being less than 1.45x, and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, and (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.45x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 9 – 111 West 19th Street

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 10 – 333 South Spruce Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 10 – 333 South Spruce Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 10 – 333 South Spruce Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$28,750,000	Title:	Fee
Cut-off Date Principal Balance(1):	$28,750,000	Property Type – Subtype:	Industrial – Warehouse/Distribution
% of IPB:	3.2%	Net Rentable Area (SF):	1,546,575
Loan Purpose:	Acquisition	Location:	Manteno, IL

Borrower:	333 South Spruce LLC	Year Built / Renovated:	1991 / NAP

Borrower Sponsor:	Gotion, Inc.	Occupancy:	100.0%
Interest Rate:	6.60000%	Occupancy Date:	2/6/2024
Note Date:	12/15/2023	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	1/6/2029	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$9,149,706
Call Protection:	L(4),YM1(49),O(7)	UW Expenses:	$274,491
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$8,875,215
Additional Debt(1):	Yes	UW NCF:	$8,720,558
Additional Debt Balance(1):	$50,000,000	Appraised Value / Per SF:	$140,700,000 / $91
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/20/2023

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$425,726	$85,145	N/A	Cut-off Date Loan / SF:	$51
Insurance:	$217,592	$217,592	N/A	Maturity Date Loan / SF:	$51
Replacement Reserves:	$950,000	$12,888	N/A	Cut-off Date LTV:	56.0%
TI / LC:	$0	Springing	N/A	Maturity Date LTV:	56.0%
Deferred Maintenance:	$40,625	$0	N/A	UW NCF DSCR:	1.65x
Other(3):	$9,356,000	$0	N/A	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$78,750,000	47.6%	Purchase Price	$139,500,000	84.4%
Sponsor Equity	77,225,947	46.7	Closing Costs(5)	14,842,004	9.0
Other Sources(3)	9,356,000	5.7	Upfront Reserves(3)	10,989,943	6.6

Total Sources	$165,331,947	100.0%	Total Uses	$165,331,947	100.0%
(1)	The 333 South Spruce Street Mortgage Loan (as defined below) is part of the 333 South Spruce Street Whole Loan (as defined below) which is comprised of two pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $78,750,000. The 333 South Spruce Street Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The Financial Information in the chart above is based on the aggregate outstanding principal balance of the 333 South Spruce Street Whole Loan.
(2)	For a full description of Escrows and Reserves, see "Escrows and Reserves" below.
(3)	Initial Other reserves and Other Sources represent a $9,356,000 security deposit reserve in the form of a letter of credit which accounts for approximately one-year’s rent from the sole tenant at the 333 South Spruce Street Property.
(4)	Historical financials are not available because the 333 South Spruce Street Property (as defined below) was recently acquired and subsequently leased to an affiliate of the borrower in December 2023.
(5)	Closing Costs includes a rate buydown fee of $3,937,500.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 10 – 333 South Spruce Street

The Loan. The tenth largest mortgage loan (the “333 South Spruce Street Mortgage Loan”) is part of a whole loan (the “333 South Spruce Street Whole Loan”) secured by the borrower’s fee interest in an industrial warehouse and distribution center totaling 1,546,575 square feet located in Manteno, Illinois (the “333 South Spruce Street Property”). The 333 South Spruce Street Whole Loan is comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $78,750,000. The 333 South Spruce Street Whole Loan was originated on December 15, 2023 by CREFI and accrues interest at a fixed rate of 6.60000% per annum. The 333 South Spruce Street Whole Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the 333 South Spruce Street Whole Loan is the payment date that occurs on January 6, 2029. The 333 South Spruce Street Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $28,750,000.

The table below summarizes the promissory notes that comprise the 333 South Spruce Street Whole Loan. The relationship between the holders of the 333 South Spruce Street Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2024-V5	Yes
A-2	$28,750,000	$28,750,000	BMO 2024-5C3	No
Whole Loan	$78,750,000	$78,750,000

The Property. The 333 South Spruce Street Property is a 1,546,575 square foot Class A industrial warehouse and distribution facility located at 333 South Spruce Street in Manteno, Illinois. The 333 South Spruce Street Property is located off Interstate 57, approximately 50 miles south of Chicago, Illinois. As of February 6, 2024, the 333 South Spruce Street Property was 100.0% leased to Gotion Illinois New Energy, Inc. (“Gotion”), which commenced a 15-year triple-net lease in December 2023 with a scheduled expiration date of November 30, 2038 and no termination options. The nonrecourse carveout guarantor, Gotion, Inc., a California corporation, an affiliate of the borrower, delivered a guaranty of such lease. The 333 South Spruce Street Property was constructed in 1991 and is situated on an approximately 153.0-acre site. The 333 South Spruce Street Property consists of a single-story facility that features 35’ clear heights, 88 exterior docks, three drive-in doors and 981 concrete paved truck trailer stalls. The 333 South Spruce Street Property also contains office space which comprises approximately 1.0% of net rentable area and a 250 square foot guard house. The 333 South Spruce Street Property also contains 586 parking spaces resulting in a parking ratio of 0.38 spaces per 1,000 square feet.

Sole Tenant. The 333 South Spruce Street Property is 100.0% occupied to a single tenant, Gotion, an affiliate of the borrower, that is pursuant to a triple-net lease with a commencement date of December 1, 2023, and a scheduled expiration date of November 30, 2038. The Gotion lease has one, five-year renewal option and no termination options. Gotion specializes in the design and manufacturing of lithium-ion powered batteries and clean energy storage applications. Gotion is expected specifically to focus on lithium-ion battery cells for electric vehicles at the 333 South Spruce Street Property.

Appraisal. According to the appraisal, the 333 South Spruce Street Property had an “as-is” appraised value of $140,700,000 as of October 20, 2023 and a hypothetical market value “as dark” of $112,200,000 as of October 20, 2023. The table below shows the appraiser’s “as-is” conclusions. Based on the “as dark” value of $112,200,000, the Cut-off Date LTV and Maturity Date LTV for the 333 South Spruce Street Whole Loan are 70.2%.

333 South Spruce Street Appraised Value(1)
Property	Value	Capitalization Rate
333 South Spruce Street	$140,700,000	6.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report, dated August 8, 2023, there was no evidence of any recognized environmental conditions at the 333 South Spruce Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 10 – 333 South Spruce Street

The following table presents certain information relating to the historical and current occupancy of the 333 South Spruce Street Property:

Current Occupancy(1)
Current(2)
100.0%
(1)	Based on the underwritten rent roll dated February 6, 2024.
(2)	Historical occupancy is not available because the borrower sponsor acquired and subsequently leased the 333 South Spruce Street Property to an affiliate of the borrower in December 2023.

The following table presents certain information relating to the sole tenant at the 333 South Spruce Street Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Gotion	NR/NR/NR	1,546,575	100.0%	$9,356,779	$6.05	100.0%	11/30/2038	N	1 x 5 Yr
Total Occupied		1,546,575	100.0%	$9,356,779	$6.05	100.0%
Vacant		0	0.0
Total		1,546,575	100.0%
(1)	Based on the underwritten rent roll dated February 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 10 – 333 South Spruce Street

The following table presents certain information relating to tenant lease expirations at the 333 South Spruce Street Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2033	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2034	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2035 & Beyond	1	1,546,575	100.0%	9,356,779	100.0%	1,546,575	100.0%	9,356,779	100.0%
Total	1	1,546,575	100.0%	$9,356,779	100.0%
(1)	Based on the underwritten rent roll dated February 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 10 – 333 South Spruce Street

The following table presents certain information relating to operating history and underwritten cash flows at the 333 South Spruce Street Property:

Operating History and Underwriting Net Cash Flow(1)(2)
	Underwritten	Per Square Foot	%(3)
Base Rent	$9,356,779	$6.05	97.2%
Gross Potential Rent	$9,356,779	$6.05	97.2%
Total Reimbursements	274,491	0.18	2.8
Total Gross Income	$9,631,270	$6.23	100.0%
(Vacancy / Credit Loss)	(481,563)	(0.31)	(5.0)
Effective Gross Income	$9,149,706	$5.92	100.0%
Management Fee	274,491	0.18	3.0
Real Estate Taxes	0	0.00	0.0
Insurance	0	0.00	0.0
Total Expenses(4)	$274,491	$0.18	3.0%
Net Operating Income	$8,875,215	$5.74	97.0%
Capital Expenditures	154,658	0.10	1.7
TI/LC	0	0.00	0.0
Net Cash Flow	$8,720,558	$5.64	95.3%
(1)	Based on the underwritten rent roll dated as of February 6, 2024.
(2)	Historical financial information is not available because the borrower sponsor acquired and subsequently leased the 333 South Spruce Street Property to an affiliate of the borrower in December 2023.
(3)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Total Expenses are underwritten based on Gotion’s absolute triple-net lease. As a result there are no underwritten real estate taxes or insurance.

The Market. The 333 South Spruce Street Property is located in Manteno, Illinois within Kankakee County. Kankakee County is approximately 50 miles south of Chicago, Illinois. The 333 South Spruce Street Property is located in the Manteno City submarket within the Kankakee Metropolitan Statistical Area (“MSA”). Primary access to the 333 South Spruce Street Property is provided by Route 17 and Route 50, which are both primary commercial roads. Route 17 and Route 50 intersect Interstate 57 which serves as a major north/south route from Chicago, Illinois. The Interstate 57 corridor includes warehouse and distribution facilities for Amazon, Clorox and J.M. Smucker Company.

According to a third-party market research report, the 333 South Spruce Street Property is located within the Kankakee Industrial Market which reported a total inventory of approximately 13.5 million square feet of industrial space, a vacancy rate of 2.9% and average year to date rental rates as of September 2023 of $5.58 per square foot. There have been 100,000 square feet of net deliveries within the Kankakee Industrial Market over the past three years and there are no projects currently underway.

The Kankakee MSA’s major industries include manufacturing, food processing and pharmaceutical production. The three largest employers in the MSA are Riverside HealthCare, CSL Behring and Shapiro Development Center. According to the appraisal, the 2023 total population within a one-, three- and five-mile radius is 2,152, 10,086 and 19,862, respectively. Furthermore, the 2023 average household income within a one-, three- and five-mile radius is $124,383, $98,658 and $103,416, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Structural and Collateral Term Sheet	BMO 2024-5C3
No. 10 – 333 South Spruce Street

The following table presents certain market information with respect to the 333 South Spruce Street Property:

Summary of Comparable Sales(1)
Address	Sale Date	Sale Price	Square Feet	Price per SF
333 South Spruce Street Manteno, Illinois	Dec – 2023	$139,500,000	1,546,575 SF(2)	$90.20(2)
3835 Youngs Road Channahon, Illinois	Jan – 2022	$96,750,000	906,517 SF	$106.73
25101 South Ridgeland Avenue Monee, Illinois	Apr – 2022	$85,924,058	879,090 SF	$97.74
1669 Elijah Creek Road Hebron, Kentucky	Sep – 2022	$63,005,250	600,050 SF	$105.00
81 & 89 Forest Road Franklin, Indiana	May – 2022	$78,250,000	948,000 SF	$82.54
6531 Cochran Road Solon, Ohio	Jan – 2021	$26,000,000	302,022 SF	$86.09
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated February 6, 2024.

The Borrower. The borrower is 333 South Spruce LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 333 South Spruce Street Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Gotion. See “Sole Tenant” for more information.

Property Management. The 333 South Spruce Street Property is self-managed.

Escrows and Reserves. At origination of the 333 South Spruce Street Whole Loan, the borrower deposited: (i) approximately $425,726 into a tax reserve, (ii) approximately $217,592 into an insurance reserve, (iii) $950,000 into a replacement reserve, and (iv) $40,625 into an immediate repairs reserve. In addition, at origination of the 333 South Spruce Street Whole Loan, the borrower was required to deliver to lender (to be deposited into a security deposit reserve) all security deposits (and any interest theretofore earned thereon) under all leases at the 333 South Spruce Street Property, and, if requested by the lender, all letters of credit delivered in lieu of a cash security deposit assigned with full power of attorney and executed sight drafts. At origination the letter of credit totaled $9,356,000.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $85,145).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $217,592).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $12,888.

TI / LC Reserve – During a Trigger Period (as defined below), the borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to approximately $32,220.

Security Deposit Reserve – The borrower is required to deposit into the security deposit reserve all amounts drawn under any letter of credit held by the borrower in lieu of cash security deposits.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lockbox / Cash Management The 333 South Spruce Street Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to, and is required to cause the property manager to, promptly deposit all rents directly into a lender approved lockbox account. Within two business days of origination of the 333 South Spruce Street Whole Loan, the borrower was required to deliver a notice to the sole tenant at the 333 South Spruce Street Property directing the sole tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 333 South Spruce Street Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 333 South Spruce Street Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 333 South Spruce Street Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 333 South Spruce Street Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.20x (on an interest only basis), (iii) the occurrence of Specified Tenant Trigger Period (as defined below), (iv) the occurrence of a Performance Trigger (as defined below) and/or (v) any cancellation and/or termination of Tax Incentive Program (as defined below), any violation or breach of the terms and conditions of the 333 South Spruce Street Whole Loan documents concerning such Tax Incentive Program, and/or any event which would, directly or indirectly, cause a termination right, cause any termination fees to be due, or would cause a material adverse effect to occur under any Tax Incentive Program, and (B) expiring upon (a) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (b) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x (on an interest only basis) for two consecutive calendar quarters, (c) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist, (d) with regard to any Trigger Period commenced in connection with clause (iv) above, a Performance Trigger ceasing to exist, and (e) with regard to any Trigger Period commenced in connection with clause (v) above, the reinstatement of the applicable Tax Incentive Program, cure of the applicable violation or breach, and/or cure of any such event.

A “Specified Tenant” means (i) Gotion Illinois New Energy Inc., a Delaware corporation (“Gotion Tenant”), together with any successor, (ii) any replacement tenant of Gotion Tenant approved in accordance with the 333 South Spruce Street Whole Loan documents and (iii) any parent or affiliate thereof providing credit support or a guaranty under the applicable related Specified Tenant lease.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the earliest of (i) Specified Tenant being in monetary default or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), or Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant subleasing any portion of the Specified Tenant space, (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, and (vi) any bankruptcy or similar insolvency of Specified Tenant, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the 333 South Spruce Street Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition (as defined below) is satisfied in connection therewith.

“Specified Tenant Cure Conditions” means (i) the lender’s receipt of reasonably satisfactory evidence that the Specified Tenant has cured all defaults under the applicable Specified Tenant lease and no other default under such Specified Tenant lease occurs for a period of three consecutive months following such cure, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) if applicable, the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space or renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account and the leasing reserve account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

“Performance Trigger” means a period (A) commencing upon, as of any calendar month, the failure of Gotion to maintain trailing twelve-month revenues of at least $300,000,000, and (B) expiring upon Gotion maintaining trailing twelve-month revenues of at least $300,000,000 for two consecutive calendar quarters.

“Tax Incentive Program” means that certain Intergovernmental Agreement, dated August 31, 2023 and effective on or about the date of origination of the 333 South Spruce Street Mortgage Loan, by the governmental agencies party thereto, pursuant to which real estate taxes for the 333 South Spruce Street Property in excess of $2,000,000 in each tax year commencing with the 2024 tax year and ending with the 2053 tax year will be abated.

Subordinate Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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